Exhibit 99.1

THERMO FISHER SCIENTIFIC INC.
401(K) RETIREMENT PLAN
(Amended and Restated Effective January 1, 2017)

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SCHEDULE I	PARTICIPATING EMPLOYERS AND PARTICIPATING UNION EMPLOYEES	69
SCHEDULE II	LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS	72
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THERMO FISHER SCIENTIFIC INC.
401(K) RETIREMENT PLAN

INTRODUCTION
Thermo Fisher Scientific Inc. hereby continues, within this amended and restated document, the Thermo Fisher Scientific Inc. 401(k) Retirement Plan. The Company intends that the Plan be qualified under Code Section 401(a), with a cash or deferred arrangement qualified under Code Section 401(k) and a trust exempt from taxation under Section 501(a) of the Code. Pursuant to the requirements of Code Section 401(a)(27), the Employer intends that the Plan be a profit sharing plan. The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after January 1, 2017. An Employee whose employment with the Employer terminated prior to January 1, 2017 shall be entitled to a benefit, if any, as determined under the provisions of the Plan as in effect on the date his employment terminated, subject to any applicable vesting provisions.
This amendment and restatement of the Plan is effective January 1, 2017, unless otherwise stated herein, and is intended to conform the Plan to the amendments to the Code and the regulations thereunder as well as subsequent legislative and regulatory changes in the tax qualification requirements identified in the 2015 Cumulative List of Changes in Plan Requirements provided in Internal Revenue Service Notice 2015-84. By amending and restating the Plan, the Company intends to update the Plan in accordance with the legislative and regulatory changes referenced above.
The purpose of this Plan is to encourage eligible employees to accumulate savings for retirement and to further their financial independence by affording them an opportunity to make systematic contributions to the Plan, supplemented by contributions made by participating companies.

ARTICLE I
DEFINITIONS
Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.
Section 1.01    After-Tax Account. The portion of a Participant’s Account credited with After-Tax Contributions under Section 3.02B. of the Plan, and adjustments relating thereto.
Section 1.02    Account. The separate bookkeeping account that the Company or the Trustee shall maintain for a Participant under the Plan.
Section 1.03    Accounting Date. The last day of the Plan Year.
Section 1.04    Before-Tax Account. The portion of a Participant’s Account credited with Before-Tax Contributions under Section 3.02A. of the Plan, and adjustments relating thereto.
Section 1.05    Beneficiary. A person, including any individual, legal representative, estate or other entity, designated by a Participant, who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee, as directed by the Company, has fully distributed his benefit to him. A Beneficiary’s right to (and the Plan Administrator’s, the Company’s, or a Trustee’s duty, as directed by the Company, to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.
Section 1.06    Benefits Department. The group of employees of the Company reporting to the Vice President, Employee Benefits or comparable position responsible for day-to-day administration of the Plan.
Section 1.07    Board. The board of directors of Thermo Fisher Scientific Inc. or a committee thereof acting on its behalf.
Section 1.08    Catch-Up Account. The portion of a Participant’s Account credited with Catch-Up Contributions under Section 3.02C. of the Plan, and adjustments relating thereto.
Section 1.09    Code. The Internal Revenue Code of 1986, as amended or as it may be amended from time to time. Reference to any section of the Code includes (a) any regulations and rulings applying to that section and (b) comparable provisions of future laws.
Section 1.10    Committee. The Management Pension Committee appointed by the Compensation Committee of the Board of Directors.
Section 1.11    Company. Thermo Fisher Scientific Inc., a Delaware corporation.

Section 1.12    Compensation.
A.    General Definition. For a calendar year, the amount paid to a Participant by an Employer during the year for wages, salaries and other amounts received in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales representatives, compensation for services on the basis of a percentage of profits, annual incentive payments, overtime and shift differential). Compensation does not include bonuses other than annual incentive payments, stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits (whether or not includible in gross income). Compensation also includes Elective Contributions made by the Employer on the Employee’s behalf. “Elective Contributions” are amounts excludible from the Employee’s gross income under Code Sections 402(e)(3), 402(h), 125, 403(b), 408(p), 457, 132(f)(4) and “deemed compensation” under Code Section 125. Further, Compensation shall also include any differential wage payments (as defined in Code Section 3401(h)(2)) made by the Employer, as required by Code Section 414(u)(12), as amended by the HEART Act.
Any reference in this Plan to Compensation is a reference to the definition in this Section 1.12, unless the Plan reference specifies a modification to this definition. The Company will take into account only Compensation actually paid for the relevant period.
B.    Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the “Compensation Limitation” under Code Section 401(a)(17) in effect for the applicable Determination Period as defined herein. Effective January 1, 2017, the Compensation Limitation is $270,000, and is subject to cost of living adjustments in future years in accordance with Code Section 401(a)(17)(B) and applicable statutory changes. Any such cost of living adjustment or statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the Compensation Limitation set forth in this provision.
C.    Compensation – Payments after Severance from Employment. Compensation shall not include payments made to a Participant after the Participant’s Severance from Employment, except that the following amounts shall be treated as Compensation if paid by the later of: (i) two and one-half months after Severance from Employment or (ii) the end of the Plan Year that includes the date of Severance from Employment:
(i)    A payment of regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, annual incentive payments or other similar payments and the payment would have been paid to the Participant prior to a Severance from Employment if the Participant had continued in employment with an Employer.

(ii)    Amounts described in the following sentence if those amounts would have been included in the definition of Compensation if they were paid prior to the Employee’s Severance from Employment. A payment for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued or a payment received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the employer and only to the extent that the payment is includible in the Participant’s gross income.
D.    Compensation – Special Rules. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer’s election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether Subsection A. includes Elective Contributions in the general definition of Compensation applicable to the Plan.
Section 1.13    Disability. A physical or mental condition that qualifies the Employee for benefits under the Employer’s long-term disability plan or for Social Security benefits. The Plan considers a Participant disabled on the earlier of the date that the Participant has satisfied the requirements for disability benefits under the applicable long-term disability plan or the requirements for disability benefits under Social Security. If the Participant is not eligible for long-term disability benefits, the Participant shall be considered disabled upon qualifying for Social Security disability benefits. A Participant shall be disabled only so long as he continues to qualify for Social Security disability benefits or long-term disability benefits under an Employer’s long-term disability plan. Any Disability must arise while the Participant is employed by an Employer to qualify under this provision. Effective January 1, 2013, a Participant shall also be determined to be disabled if the Participant suffers a mental or physical impairment while still an Employee which, in the opinion of a physician acceptable to the Plan Administrator, totally and permanently prevents the Participant from performing the Employee’s customary and usual duties for the Employer.
Section 1.14    Discretionary Account. The portion of a Participant’s Account credited with Discretionary Contributions under Section 3.08 of the Plan and adjustments relating thereto.
Section 1.15    Effective Date. January 1, 2017, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein.
Section 1.16    Eligible Employee. Any Employee other than (a) an Employee who may be excluded from participation pursuant to Code Section 410(b)(3)(C) as a nonresident alien who receives no earned income from an Employer which constitutes income from sources within the United States, (b) an Employee covered by a collective bargaining agreement recognized as such under applicable federal labor law and which does not expressly provide for participation in the Plan by Employees covered thereunder, (c) an Employee who is (i) a resident of Puerto Rico, (ii) working in Puerto Rico, (iii) paid on the payroll of a Puerto Rico location of the Company or a Related Employer and (iv) eligible to participate in the Thermo Fisher 401(k) Retirement Plan for Employees of Puerto Rico or (d) an Employee who is eligible (or would be eligible upon satisfaction of service and/or age criteria) for another Code Section 401(k) plan maintained by an Employer. Notwithstanding the foregoing, an Employee who is covered by a collective bargaining agreement between a union and an Employer may be an Eligible Employee in accordance with the provisions of Schedule I. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II herein.
Section 1.17    Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o)) as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any individual providing services to an Employer as a consultant, independent contractor or Leased Employee (as defined in Code Section 414(n)(2)) or deemed to be an employee of any employer described in the previous sentence, as provided in Code Sections 414(n) and (o). An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.
Employee also includes any individual in qualified military service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer solely for purposes of providing contributions, benefits and Service credit with respect to qualified military service.
Section 1.18    Employer(s). The Company and any Related Employer that is organized in the United States; provided, however, that an entity that becomes a Related Employer by reason of merger or other acquisition shall not be treated as an Employer until such time as the Company determines that such entity shall be treated as an Employer. Whenever the terms of this Plan authorize the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by the Committee for the Plan in accordance with its procedures under Section 9.04 of the Plan.
Section 1.19    ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.
Section 1.20    Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

Section 1.21    Highly Compensated Employee. Any Employee who:
A.    at any time during the current Plan Year or the preceding Plan Year was a 5% owner of the Employer as defined in Code Section 416(i); or
B.    for the preceding Plan Year:
(i)    received more than $120,000 in annual Compensation from the Employer (or such higher amount as adjusted pursuant to Code Section 414(q)(1)); and
(ii)    was in the top 20% of Employees when ranked on the basis of Compensation for the prior Plan Year.
Highly Compensated Employees include highly compensated former Employees. A former Employee will be treated as a Highly Compensated Employee if such Employee separated from Service (or was deemed to have separated) prior to the current or preceding Plan Year, performs no Service during such Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.
For purposes of this Section, “Compensation” means Compensation as defined in Section 1.12 above; and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.
Section 1.22    Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.
Section 1.23    Investment Manager. A person or organization who is appointed under Section 9.06 of the Plan to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.
Section 1.24    Matching Account. The portion of a Participant’s Account credited with Matching Contributions pursuant to Sections 3.04 and 3.05 of the Plan, and adjustments relating thereto. A Participant’s Matching Account may include one or more subaccounts.
Section 1.25    Nonforfeitable. A Participant’s or Beneficiary’s unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant’s Account.

Section 1.26    Nonforfeitable Account Balance. The aggregate value of the Participant’s vested Account balances derived from Employer and Employee contributions (including Rollover and Transfer Contributions), whether vested before or upon death.
Section 1.27    Non-highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.
Section 1.28    Normal Retirement Age. The attainment of age 65; provided, however, that for Participants in the Life Technologies Corporation 401(k) Savings and Investment Plan (the “Life Technologies Plan”), Normal Retirement Age shall mean the attainment of age 55, solely for purposes of determining the vesting of amounts attributable to the Life Technologies Plan which were transferred and merged into this Plan.
Section 1.29    Participant. An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01 of the Plan. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee, as directed by the Company, has fully distributed the vested amount in his Account to him.
Section 1.30    Plan. The plan designated as the Thermo Fisher Scientific Inc. 401(k) Retirement Plan as set forth herein or in any amendments hereto.
Section 1.31    Plan Administrator. Thermo Fisher Scientific Inc. or the person(s) or entity appointed by Thermo Fisher Scientific Inc. to serve as Plan Administrator.
Section 1.32    Plan Year. The calendar year commencing on January 1 and ending on December 31.
Section 1.33    Qualified Matching Contribution Account. The portion of a Participant’s Account credited with Qualified Matching Contributions under Section 3.04 of the Plan, and adjustments relating thereto.
Section 1.34    Qualified Non-elective Contribution Account. The portion of a Participant’s Account credited with Qualified Non-elective Contributions under Section 3.06 of the Plan, and adjustments relating thereto.
Section 1.35    Related Employer(s). A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)). If the Employer is a member of a group of Related Employers, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b), determining Years of Service and Breaks in Service under Article IV, applying the limitations described in Schedule II, applying the Top Heavy rules and the minimum benefit requirements of Article X, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.18 may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.18 is eligible to participate in this Plan.

Section 1.36    Required Beginning Date. For purposes of Article V, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½, or the calendar year in which the Participant retires. For any Participant who is at least a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70½, regardless of whether the Participant has retired.
Section 1.37    Retirement Savings Account. The portion of a Participant’s Account credited with Retirement Savings Account Contributions under Section 3.09 of the Plan, and adjustments relating thereto.
Section 1.38    Rollover Account. The portion of a Participant’s Account credited with Rollover Contributions under Section 3.11 of the Plan, and adjustments relating thereto.
Section 1.39    Roth Catch-Up Account. The portion of a Participant’s Account credited with Roth Catch-Up Contributions under Section 3.02D. of the Plan, and adjustments relating thereto.
Section 1.40    Roth Contribution Account. The portion of a Participant’s Account credited with Roth Contributions under Section 3.02D. of the Plan, and adjustments relating thereto.
Section 1.41    Roth Rollover Account. The portion of a Participant’s Account credited with Roth Rollover Contributions under Section 3.11 of the Plan, and adjustments relating thereto.
Section 1.42    Service and Break in Service Definitions.
A.    Absence from Service. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness or layoff. Notwithstanding the foregoing, an absence due to an Authorized Leave of Absence or qualified military service in accordance with Code Section 414(u) shall not constitute an Absence from Service.
B.    Authorized Leave of Absence. An Authorized Leave of Absence means:
(i)    a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable federal laws and regulations permit service credit to be given for such leave of absence;
(ii)    a leave of absence due to service in the Armed Forces of the United States to the extent required by Code Section 414(u); or
(iii)    a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.

C.    Break in Service. Each 12 consecutive months in the period commencing on the earlier of (i) the date on which the Employee quits, is discharged, retires or dies or (ii) the first anniversary of the first day of any Absence from Service, and ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee’s Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Committee shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child or the care of the Employee’s child immediately following the child’s birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.
D.    Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.
E.    Hour of Service. Hour of Service means:
(i)    each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Committee shall credit Hours of Service under this subparagraph (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;
(ii)    each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Committee shall credit Hours of Service under this subparagraph (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and
(iii)    each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Committee shall not credit more than 501 Hours of Service under this subparagraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Committee shall credit Hours of Service under this subparagraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. § 2530.200b-2, which the Plan by this reference specifically incorporates in full within this subparagraph (iii).
The Committee shall not credit an Hour of Service under more than one of the subparagraphs above. Furthermore, if the Committee is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee’s Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term “Plan Year” wherever the latter term appears in this Section. The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.
Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.
Solely for purposes of determining whether an Employee whose Service is determined under the Hours of Service method incurs a Break in Service under any provision of this Plan, the Committee shall credit Hours of Service during an Employee’s unpaid absence period due to maternity or paternity leave. The Committee shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child or the care of the Employee’s child immediately following the child’s birth or placement. The Committee shall credit Hours of Service that the Employee would receive if he were paid during the absence period, or if the Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of eight hours per day during the absence period. The Committee shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent a Break in Service. The Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Committee shall credit these Hours of Service to the immediately following computation period.
F.    Period of Service. The period of Service commencing on an Employee’s Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee’s Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (i) any Period of Severance resulting from a quit, discharge or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, (ii) any Period of Severance if the Employee quits, is discharged or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began and (iii) any other period of Service as defined in subsection J. below.
G.    Period of Severance. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.
H.    Re-employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.

I.    Severance from Employment. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or any Related Employers that maintain the Plan; provided, however, that for the purposes of the definition of Compensation, Severance from Employment shall be defined as set forth in Treasury Regulations Section 1.415(a)-1(f)(5).
J.    Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator, which standards and policies shall be consistently observed. For purposes of counting an Employee’s Service, the Plan shall treat an Employee’s Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee’s Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the requirements of Code Section 401(a)(4) and the Treasury Regulations thereunder. For all Plan purposes, the Plan shall treat the following periods as Service:
(i)    any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.42B. above;
(ii)    any qualified military service in accordance with Code Section 414(u); and
(iii)    any other absence during which the Participant continues to receive his regular Compensation.
Notwithstanding the above, an Employee who was employed by Life Technologies Corporation, or any of its related entities (“Life Technologies”), as of February 3, 2014, shall have all service with Life Technologies or as otherwise provided in the Life Technologies Plan, counted as Service under the Plan for purposes of determining eligibility to participate and vesting; and provided further, that an Employee who was employed by Affymetrix, Inc., or any of its related entities (“Affymetrix”), as of March 31, 2016, shall have all service with Affymetrix or as otherwise provided in the Affymetrix, Inc. Employee Savings & Investment Plan (the “Affymetrix Plan”), counted as Service under the Plan for purposes of determining eligibility to participate and vesting.
K.    Severance from Service Date. The earlier of (i) the date on which an Employee quits, is discharged, retires or dies, or (ii) the first anniversary of the first date of any Absence from Service.
L.    Year of Service. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service which are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year.
Section 1.43    Spouse. The lawful spouse of the Participant as determined under the law of the State or foreign jurisdiction where the Participant and spouse were married; provided, that such individual shall have the burden of proving such marriage to the satisfaction of the Committee, as applicable.

Section 1.44    Transfer Account. That portion of a Participant’s Account credited with Transfer Contributions under Section 3.11 of the Plan, and adjustments relating thereto.
Section 1.45    Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.
Section 1.46    Trust. The Trust known as the Master Trust Agreement Between T. Rowe Price Trust Company and Thermo Fisher Scientific Inc. and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Thermo Fisher Scientific Inc. and the Trustee.
Section 1.47    Trust Fund. All property of every kind held or acquired by the Trustee under the Trust agreement other than incidental benefit insurance contracts, if any.
Section 1.48    Trustee. T. Rowe Price Trust Company or such other entity or person(s) that subsequently may be appointed by Thermo Fisher Scientific Inc.
Section 1.49    Valuation Date. Each day on which the New York Stock Exchange is open for trading and on which the fair market value of Plan assets is determined.
Section 1.50    Terms Defined Elsewhere.

Actual Contribution Percentage	Schedule II.04A(i)
Actual Deferral Percentage	Schedule II.01A(i)
After-Tax Contribution	Section 3.02B
Allocation Period	Section 3.11B
Annual Additions	Schedule II.07A
Annuity Starting Date	Section 5.02B
Before-Tax Contribution	Section 3.02A
Cash-out Distribution	Section 5.02A
Catch-Up Contribution	Section 3.02C
Claimant	Section 8.07
Company	Schedule II.07B
Compensation	Section 10.04C and Schedule II.07C
Contribution Percentage	Schedule II.04A(ii)
Contribution Percentage Amounts	Schedule II.04A(iii)
Defined Contribution Plan	Schedule II.07E
Defined Benefit Plan	Schedule II.07D
Determination Date	Section 10.04G
Designated Beneficiary	Section 5.06A(i)
Direct Rollover	Section 6.08B(iv)
Discretionary Contributions	Section 3.07
Distributee	Section 6.08B(iii)
Distribution Calendar Year	Section 5.06A(ii)
Early Retirement Age	Section 4.01
Elective Deferrals	Schedule II.03A(i)
Eligible Participant	Schedule II.04A(iv)

Eligible Retirement Plan	Section 6.08B(ii)
Eligible Rollover Distribution	Section 6.08B(i)
Employer	Section 10.04F
Excess Aggregate Contributions	Schedule II.04A(v)
Excess Before-Tax Contributions	Schedule II.01A(ii)
Excess Elective Deferrals	Schedule II.03A(ii)
Fisher Hamilton Plan	Schedule I.5
Forfeiture Break in Service	Section 4.02
HEART Act	Introduction
Investment Funds	Section 7.05
Key Employee	Section 10.04A
Life Expectancy	Section 5.06A(iii)
Limitation Year	Schedule II.07F
Matching Contribution	Section 3.04A and Schedule II.04A(vi)
Maximum Permissible Amount	Schedule II.07G
Non-Key Employee	Section 10.04B
Non-Safe Harbor Matching Contributions	Section 3.04C
Permissive Aggregation Group	Section 10.04E
Plan Administrator	Section 9.02
Profit Sharing Account	Section 3.11B
Profit Sharing Contribution	Section 3.16
Qualified Matching Contributions	Section 3.04D
Qualified Non-elective Contributions	Section 3.06
Qualified Reservist	Section 6.11
Qualified Reservist Distribution	Section 6.11
Required Aggregation Group	Section 10.04D
Retirement Savings Account Contributions	Section 3.09A
RMD Account Balance	Section 5.06A(iv)
Rollover Contributions	Section 3.11
Roth Contributions	Section 3.02D(i)
Safe Harbor Matching Contributions	Section 3.04B
Special Contributions	Section 3.07
Top Heavy	Section 10.03
Transfer Contributions	Section 3.11
Valuation Calendar Year	Section 5.06A(iv)

ARTICLE II
ELIGIBILITY AND PARTICIPATION
Section 2.01    Eligibility.
A.    In General. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in this Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated. Any other Eligible Employee who is employed by the Employer on and after January 1, 2017, shall become a Participant upon such Employee’s date of hire. An Employee of the Johnson Matthey Catalog Company, Inc. shall become an Eligible Employee under the Plan effective January 1, 2016. An Employee of Affymetrix shall become an Eligible Employee under the Plan effective December 16, 2016.
B.    Before-Tax Contributions. As soon as administratively practicable, the Company or its designee shall notify each Employee who is eligible to open a Before-Tax Contributions Account and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant in the Before-Tax Contributions Account portion of the Plan at any time and as soon as administratively practicable on or after his date of hire, by properly completing the enrollment procedures established at the time by the Company, or by following such other reasonable procedures as the Company may implement. The Company may establish rules and procedures governing the time and manner in which enrollments shall be processed. If a Participant does not timely complete the required enrollment forms or procedures to affirmatively elect either to make or not make Before-Tax Contributions, he shall be automatically enrolled in the Plan in accordance with Section 3.15 hereof.
C.    Matching Contributions. Except as indicated on an applicable Schedule, a Participant shall be eligible to receive Matching Contributions as soon as administratively practicable on or after his enrollment in the Before-Tax Contributions Account portion of the Plan.
Section 2.02    Participation upon Re-Employment. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer.
Section 2.03    Transfers between Classes of Employees. For purposes of eligibility, in the case of an Employee who transfers from a class of Employees whose employment status is ineligible for participation in the Plan (e.g., collectively bargained employees who are ineligible to participate) to an eligible class of employment, such Employee shall become an Eligible Employee immediately eligible to participate in the Plan. In the case of an Eligible Employee who transfers to an ineligible employment status, such Employee shall cease to be an Eligible Employee under this Plan but shall remain a Former Participant under the Plan until such time as the Participant’s Account is distributed.

ARTICLE III
CONTRIBUTIONS
Section 3.01    Individual Accounts. The Plan shall establish an Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for After-Tax Contributions, Before-Tax Contributions, Roth Contributions, Catch-Up Contributions, Roth Catch-Up Contributions, Non-Safe Harbor Matching Contributions, Safe Harbor Matching Contributions, Discretionary Contributions, Special Contributions, and Retirement Savings Account Contributions, each as defined below, and any other types of contributions, as identified herein. If a Participant has made a Rollover Contribution, Transfer Contribution or a Roth Rollover Contribution, as defined below, or if the Employer elects to make Qualified Non-elective Contributions or Qualified Matching Contributions, as defined below, separate subaccounts shall be established for such contributions. A subaccount may be subdivided to account for contributions made during a specified time period. Furthermore, if a Participant re-enters the Plan subsequent to a Forfeiture Break in Service (as defined in Section 4.02 of the Plan), a separate Account shall be maintained for the Participant’s pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant’s entire Account under the Plan is 100% Nonforfeitable. Allocations shall be made to the Accounts of the Participants in accordance with the provisions of the Plan. The Company may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 9.14 of the Plan. The Company shall ensure that records are maintained for all Account allocations and related recordkeeping activities.
Section 3.02    Participant Contributions.
A.    Before-Tax Contributions. For any Plan Year, each Participant may elect to defer to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage of not less than 1% but not more than the lesser of $18,000 in 2017 (or such larger dollar amount as the Commissioner of the Internal Revenue may prescribe in accordance with Code Section 402(g)(5)) or 50% of his Compensation for such Plan Year. A Participant’s Compensation for a Plan Year shall be reduced by the amount of the deferral affirmatively elected by the Participant for such Plan Year, or, if applicable, the amount of deferral designated under Section 3.15 of the Plan as an automatic deferral. Such amount shall be known as the Participant’s “Before-Tax Contribution.”
Except for occasional bona fide administrative considerations, contributions made pursuant to a Before-Tax Contribution election cannot precede the earlier of: (i) the performance of Services relating to the contribution, or (ii) the date that the Compensation, which is subject to the Before-Tax Contribution election, would be payable to the Participant in the absence of a Before-Tax Contribution election.
B.    After-Tax Contributions. No “After-Tax Contributions” may be made for any Plan Year beginning after December 31, 2007 except as provided in Schedule I.
C.    Catch-Up Contributions. For any Plan Year, each Participant who has or will attain at least age 50 by the end of such Plan Year and who is making Before-Tax Contributions to the Plan calculated to reach the maximum limit allowed by the Plan or the Code, as applicable, may defer an additional amount of his Compensation for such Plan Year, which amount shall not exceed $6,000 in 2017 (or such larger dollar amount as prescribed in Code Section 414(v)). Such amount shall be known as the Participant’s “Catch-Up Contribution.” Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. Neither Catch-Up

Contributions, nor Roth Catch-Up Contributions, if applicable, shall be eligible for Employer Matching Contributions.
D.    Roth Contributions. The Plan will accept Roth Contributions and Roth Catch-Up Contributions made on behalf of Participants. A Participant’s Roth Contributions and Roth Catch-Up Contributions, if any, shall be allocated to a separate Account maintained for such contributions. Unless specifically stated otherwise, Roth Contributions and Roth Catch-Up Contributions shall be treated as Before-Tax Contributions, and Catch-Up Contributions, as applicable, for all purposes under the Plan.
(i)    Definition. For all purposes under the Plan, a “Roth Contribution” means a Before-Tax Contribution that is made in accordance with and subject to the provisions of Code Section 402A and relevant regulations thereto, and is:
1.    designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and
2.    treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
(ii)    Separate Accounting. Contributions and withdrawals of Roth Contributions and Roth Catch-Up Contributions shall be credited and debited to the Roth Contribution Account and Roth Catch-Up Account maintained for each Participant. The Plan shall maintain a record of the amount of Roth Contributions and Roth Catch-Up Contributions in each Participant’s Account. Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and Roth Catch-Up Account, if any, and the Participant’s other Accounts under the Plan. No contributions other than Roth Contributions and Roth Catch-Up Contributions and properly attributable earnings will be credited to each Participant’s Roth Contribution Account, or Roth Catch-Up Account, as applicable.
(iii)    Direct Rollovers. Notwithstanding Section 6.08B.(iv) of the Plan, a Direct Rollover of a distribution from a Participant’s Roth Contribution Account or Roth Catch-Up Account under the Plan will only be made to another Roth salary deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Notwithstanding Section 3.11 of the Plan, the Plan shall accept a Roth Rollover Contribution to a Participant’s Roth Contribution Account, and Roth Catch-Up Account, if applicable, only if it is a direct rollover from another Roth salary deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

Section 3.03    Changes and Suspensions of Before-Tax Contributions and Catch-Up Contributions. A Participant may change the rate of Before-Tax and/or Catch-Up Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant’s Before-Tax and/or Catch-Up Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Company regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Company in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Before-Tax and/or Catch-Up Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Company, which rules and procedures may be changed from time to time.
Section 3.04    Matching and Qualified Matching Contributions.
A.    In General. For each Plan Year, the Employer may contribute to each eligible Participant’s Account a “Matching Contribution” in an amount determined by the Employer from time to time in its discretion. Matching Contributions shall be made to the accounts of Participants who are members of a collective bargaining unit in accordance with Schedule I. The amount or rate of the Matching Contribution shall be announced to Participants and other Eligible Employees, and suspended or changed on a prospective basis only. The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s Maximum Permissible Amount as described in Schedule II.
B.    Safe Harbor Matching Contributions.
(i)    Amount. Matching Contributions sufficient to meet the “safe harbor” requirements of Code Section 401(k)(12) shall be made to the Account of each eligible Participant who is not a member of a collective bargaining unit and shall be referred to as “Safe Harbor Matching Contributions.” Specifically, the Employer shall match 100% of the Before-Tax Contributions of each Participant who is not a member of a collective bargaining unit that do not exceed 6% of the Participant’s Compensation. In addition, Safe Harbor Matching Contributions may not be made in an amount which would cause the Plan to fail to satisfy the requirements of Code Section 401(m)(11). Pursuant to Internal Revenue Service Notice 98-52, the limitation on Matching Contributions made at the Employer’s discretion on behalf of a Participant is an amount which, in the aggregate, does not exceed 4% of the Participant’s Compensation. The limitation under Notice 98-52 shall be observed only to the extent required by law to meet the requirements for the safe harbors under Code Sections 401(k)(12) and 401(m)(11).
(ii)    Notice Requirements. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the employee’s rights and obligations under the Plan, in compliance with the notice requirements set forth in Treasury Regulations and any additional guidance that may be set forth by the IRS in the future.

(iii)    Election Periods. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a Before-Tax Contribution election during the 30-day period immediately following the receipt of the notice described in subsection (ii) above.
(iv)    Effective January 1, 2014, the Plan shall no longer be a “safe harbor” plan and no further Safe Harbor Matching Contributions shall be made to the Plan.
C.    Non-Safe Harbor Matching Contributions. Matching Contributions made in excess of Safe Harbor Matching Contributions and/or Qualified Matching Contributions, if any, are referred to herein as “Non-Safe Harbor Matching Contributions.”
D.    Qualified Matching Contributions. If the Employer so elects, the Employer may also make Matching Contributions to the Plan in addition to the Matching Contributions required to be made under Subsection A. above which are Qualified Matching Contributions. “Qualified Matching Contributions” shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirements of Code Section 401(k) when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some or all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions, in order to satisfy these rules.
Section 3.05    Matching Contribution Allocation and Accrual of Benefit. Only Participants who have made Before-Tax Contributions during the Plan Year and who have satisfied the eligibility requirements set forth in Section 2.01C. of the Plan shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.04 above. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Before-Tax Contributions being matched. Although Matching Contributions may be contributed periodically throughout the Plan Year, the allocation applicable to any Participant shall be adjusted as necessary to attain the appropriate allocation rate for each calendar quarter as a whole. Further, a Participant must be employed by the Employer on the last work day of each calendar quarter in order to be eligible for any “true-up” Matching Contribution for such quarter; provided, however, that if the Participant is not employed by the Employer on the last day of the calendar quarter due to death, Disability or a Severance from Employment upon the attainment of Normal Retirement Age, such Participant shall be eligible for any applicable “true-up” Matching Contribution for such calendar quarter.
Matching Contributions shall become Nonforfeitable in accordance with Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Matching Contributions designated as Safe Harbor Matching Contributions shall be 100% vested at all times. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 4.03 of the Plan.

Section 3.06    Qualified Non-Elective Contributions. If it so elects, the Employer may make Qualified Non-elective Contributions under the Plan on behalf of all Participants or all Participants who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test. For purposes of this Article III, “Qualified Non-elective Contributions” shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Before-Tax Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Participants’ Accounts in the same proportion that each Participant’s Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable).
Section 3.07    Discretionary Contributions and Special Contributions. For each Plan Year, the Employer may contribute to the Trust amounts determined in its discretion based on profitability or other relevant factors. Such contributions will be in the form of “Discretionary Contributions,” or “Special Contributions.” Subject to the provisions contained herein, the amount contributed in any year may vary, in the Employer’s discretion. The Employer shall not make a contribution to the Trust for any taxable year to the extent the contribution would exceed the maximum deduction limitations under Code Section 404. All contributions are conditioned on their deductibility under the Code.
Section 3.08    Discretionary and Special Contribution Allocation.
A.    Discretionary Contributions. Subject to Article X and any restoration allocation required under Section 4.05 of the Plan, a Discretionary Contribution made pursuant to Section 3.07 above shall be allocated among each eligible Participant’s Account, in the group of Participants for whom the Discretionary Contribution was made, in the ratio that each such Participant’s total Compensation for the Plan Year bears to the total Compensation of all such Participants for that Plan Year.
B.    Special Contributions. As an alternative or in addition to making Discretionary Contributions and allocating them in the manner described above, and subject to Article X and any restoration allocation described in Section 4.05 of the Plan, a Special Contribution made pursuant to Section 3.07 above shall be allocated among each eligible Participant’s Account, in the group of Participants for whom the Special Contribution was made. Special Contributions, if any, shall be allocated as a uniform dollar amount to each such Participant.
C.    Allocation of Contribution. The Company shall determine the allocation of a Participant’s contributions on the basis of the Plan Year. In allocating a Discretionary Contribution or Special Contribution to a Participant’s Account, the Company, subject to Section 10.01 of the Plan, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. Notwithstanding any other provision to the contrary, a Discretionary Contribution or Special Contribution shall not be allocated to a Participant’s Account to the extent the contribution would exceed the Participant’s Maximum Permissible Amount as described in Schedule II.

Section 3.09    Retirement Savings Account Contributions.
A.    Eligibility for Retirement Savings Account Contribution. The Employer shall make a “Retirement Savings Account Contribution” to the Account of a Participant who:
(i)    is employed at the Employer’s facility in Dubuque, Iowa and was a participant in the Apogent Retirement Security Plan (after December 31, 2007, the Apogent Component of the Fisher Scientific International Inc. Retirement Plan (nka the Thermo Fisher Scientific Inc. Retirement Plan, the “Retirement Plan”), the “Apogent Plan”) or affirmatively elected to cease accruals under the Apogent Plan as of March 31, 2006.
(ii)    was hired on or after January 1, 2006 at the Employer’s facility in Dubuque, Iowa.
(iii)    who is employed at the Employer’s facilities in Rochester, NY, Portsmouth, NH or Rockwood, TN and was a participant in the Apogent Plan or affirmatively elected to cease accruals under the Apogent Plan as of March 31, 2006.
(iv)    was a Participant in the Retirement Plan who (A) was eligible to receive accruals under the Retirement Plan on December 31, 2005 and ceased accruals under the Retirement Plan as of December 31, 2005 or (B) is covered by a collective bargaining agreement with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local 560, Morris Plains, New Jersey.
(v)    was covered by a collective bargaining agreement (A) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union #4-417 (formerly the PACE Local #1-417 and OCAW #8-417) ratified to cease accruals under the Retirement Plan effective as of March 31, 2006 or (B) with the United Brotherhood of Carpenters and Joiners – Arkansas Regional Council, Local #1225 ratified to cease accruals under the Retirement Plan effective as of April 21, 2006, provided that Participants described in this clause (B) shall not be eligible for a Retirement Savings Account Contribution for services performed after May 31, 2009 and Compensation for such Participants for services performed after May 31, 2009 shall be disregarded for purposes of this Section 3.09.
(vi)    was a Participant in the Pension Plan for Employees of Chase Scientific Glass, Inc. (the “Chase Plan”) who (A) was eligible to receive accruals under the Chase Plan on March 31, 2006 and affirmatively elected to cease accruals under the Chase Plan as of March 31, 2006 or (B) was receiving accruals under the Chase Plan that were ceased as of June 30, 2007.
B.    Amount and Allocation of Retirement Savings Account Contribution. The Retirement Savings Account Contribution shall be allocated to the Account of an eligible Participant for each Plan Year in the amount of 2.5% of such Participant’s Compensation for such Plan Year for Participants described in Subsection A.(v) above and 0.5% of such Participant’s Compensation for Participants described in Subsections A.(i), (ii), (iii), (iv) and (vi) above. The provisions of this Subsection B. shall be subject to any provisions in Subsection A. that exclude any Participants from receiving a Retirement Savings Account Contribution or that disregard Compensation for services performed after a certain date. The Employer shall not make a Retirement Savings Account Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s Maximum Permissible Amount described in Schedule II.

Section 3.10    Time of Payment of Contribution. The Employer must make its contribution which Participants have elected to defer under Section 3.02 of the Plan as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant’s Compensation, or such later time as may be permitted by regulations under ERISA and Code Section 401(k). The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6). The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest.
Section 3.11    Rollover and Transfer Contributions. The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from another plan qualified under Code Section 401(a) provided that such transfer satisfies any procedures or other requirements established by the Company. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under Code Section 401(a) in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 12.06 hereof as shall be directed by the Company. In addition, the Trustee shall also accept “rollover” amounts contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Company in respect of a distribution made to or on behalf of such Employee from another plan qualified under Code Sections 401(a) or 403(b), a governmental plan under Code Section 457 or an individual retirement arrangement (IRA), including as defined under Code Sections 408(a) or (b), pursuant to Section 12.06 hereof. The Plan shall not accept any rollover amounts that contain after-tax contributions, but may accept amounts which include an outstanding participant loan balance; provided, however, that the Plan shall accept a rollover amount containing after-tax contributions as part of the merger of the Life Technologies Plan with and into the Plan, and effective January 1, 2015, shall accept Roth Rollover Contributions which shall be treated in the same manner as Rollover Contributions for all purposes under the Plan. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as “Transfer Contributions” if such amounts are subject to the special distribution rules for a qualified joint and survivor annuity described in Code Section 411(a)(11) and as “Rollover Contributions” if not subject to such rules.
Rollover Contributions must conform to rules and procedures established by the Company, including rules designed to assure the Company that the funds so transferred qualify as a Rollover Contribution under the Code. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Company and Trustee must treat the Employee as a Participant for all purposes of the Plan, except that the Employee is not a Participant for purposes of making Before-Tax Contributions or sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Severance from Employment prior to becoming a Participant, the Trustee, as directed by the Company, will distribute his Rollover Account to him as if it were a Discretionary Account.
Section 3.12    Allocation of Forfeitures. Subject to any restoration allocation required under Section 4.05 of the Plan, the Company shall allocate and use all or a portion of the amount of a Participant’s benefit forfeited under the Plan either to pay reasonable expenses of the Plan (to the extent not paid by the Employer) or to reduce its Discretionary Contributions, Special Contributions, Matching Contributions and/or other contributions payable under the Plan, for the Plan Year in which the forfeiture occurs or any prior or future Plan Year, as determined by the Company.

Section 3.13    Return of Contributions. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer’s contribution under this provision more than one year after;
A.    the Employer made the contribution by mistake of fact; or
B.    the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.
The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.13 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.
Section 3.14    Further Reductions of Contributions. In addition to the reductions and recharacterizations provided for under Schedule II, in any Plan Year in which the Company deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Company may further reduce the amount of Before-Tax Contributions that may be made to a Participant’s Account, or refund such amounts previously contributed.
Section 3.15    Automatic Enrollment.
A.    Automatic Enrollment Permitted. Automatic enrollment shall be permitted under the Plan. The terms of the automatic enrollment, including, but not limited to, the percentage to be withheld from the Eligible Employee’s Compensation as Before-Tax Contributions, any automatic increases to that percentage and the Employees to whom it applies, shall be established by the Company and may be altered or amended at any time and from time to time by the Company in its sole discretion.
B.    Automatic Withholding. The Before-Tax Contributions described in the preceding paragraph shall be automatically withheld from an Eligible Employee’s Compensation beginning with the first payroll period following 30 days after the Eligible Employee’s date of hire. The Before-Tax Contributions contributed pursuant to this Section 3.15B. shall be credited to a Before-Tax Contributions Account for each such Participant. In the event that a Participant does not make a written designation of the manner in which the Participant’s Before-Tax Contributions contributed pursuant to this Section 3.15B. are to be invested, the Company shall provide the Trustee with written directions as to the investment of such contributions.

C.    Notice Requirements. Notwithstanding the foregoing, the Company shall provide each Eligible Employee with a written notice describing the effect of the automatic contributions provided for in this Section 3.15 prior to the first payroll period for which such automatic contributions are to be in effect. Such written notice shall describe the right of each Eligible Employee to elect a different contribution percentage and the right to elect not to make such automatic contributions and the procedure and timing for submitting a written election providing for a different contribution percentage. The Company shall provide each Eligible Employee with a reasonable period of time to submit a written election prior to the implementation of the automatic contributions. Any such written election shall continue to be in effect until a Participant submits a subsequent written election.
Section 3.16    Profit Sharing Contributions. The Employer may make a discretionary “Profit Sharing Contribution” to the Plan, subject to the following provisions:
A.    Amount. The amount of the Profit Sharing Contribution for any Allocation Period will be determined in the sole discretion of the Employer and such determination by the Employer will be binding on the Trustee, Plan Administrator and all Participants.
B.    Allocation Period and Accounts. The “Allocation Period” shall be the Plan Year, unless the Employer, in its discretion, defines a different period as the Allocation Period. Profit Sharing Contributions will be allocated to the “Profit Sharing Account” of each eligible Participant.
C.    Eligible Participants. A Participant will be eligible to receive a Profit Sharing Contribution in accordance with the following provisions:
(i)    The Participant must have been a participant in the former One Lambda, Inc. Profit Sharing and Employees’ 401(k) Savings Plan, or effective January 1, 2016, a participant in the Johnson Matthey Inc. Salaried Employees’ Savings Investment Plan.
(ii)    The Participant must be an Eligible Employee on the last day of the Allocation Period and be credited with at least 1,000 Hours of Service during the Allocation Period (or be credited with the proportionate equivalent thereof if the Allocation Period is less than 12 consecutive months).
(iii)    A Participant who incurs a Severance from Employment before the last day of the Allocation Period shall not be eligible to receive a Profit Sharing Contribution; provided, however, that if such Participant is credited with at least 1,000 Hours of Service (or the proportionate equivalent thereof if the Allocation Period is less than 12 consecutive months) as of the Severance from Employment date and such Severance from Employment is due to the Participant’s death, Disability or retirement on or after Normal Retirement Age, such Participant shall be eligible to receive a Profit Sharing Contribution.
D.    Vesting.    Profit Sharing Contributions shall be 100% vested.

E.    Distributions.    Profit Sharing Contributions made to the Plan per the provisions of this Section 3.16 shall be available for in-service distributions as provided in Sections 6.07 and 6.09 of the Plan, permitting distributions upon the attainment of age 59½ and loans to Participants, respectively. Profit Sharing Contributions made to the Plan per the provisions of this Section 3.16 are not available for a hardship distribution under Section 6.04 of the Plan.

ARTICLE IV
PARTICIPANT VESTING FOR ACTIVE PARTICIPANTS
Section 4.01    Vesting. Except as otherwise provided herein or in Schedule I, the interest in the Account of a Participant who is an active Employee as of the Effective Date shall be 100% fully vested and Nonforfeitable; provided, further, that the Account of any Participant who was an active employee of the Dionex Corporation as of May 16, 2011 shall be 100% fully vested and Nonforfeitable under the Plan.
Notwithstanding any provision in the Plan to the contrary, effective January 1, 2014, Employer Matching Contributions made to the Plan for non-collectively-bargained Participants who are hired or rehired on or after January 1, 2014 shall be subject to a two-year cliff vesting schedule. If such a Participant incurs a Severance from Employment prior to the completion of two Years of Service for vesting purposes (as described in Section 4.02 below), the Participant shall be zero percent vested in his Employer Matching Contributions; if such a Participant incurs a Severance from Employment following the completion of two Years of Service for vesting purposes, the Participant’s Employer Matching Contributions shall be fully-vested and Nonforfeitable. In addition, such Employer Matching Contributions shall become fully-vested and Nonforfeitable upon the Employee’s attainment of Normal Retirement Age, death or Disability.
Notwithstanding the foregoing, any Participant who was a participant in the prior Life Technologies Plan shall be vested in any amounts attributable to the Life Technologies Plan and transferred to this Plan, as provided in the applicable vesting provisions of the Life Technologies Plan and its appendices, to the extent required by applicable law, if such provisions are more favorable to such Participant. In addition, any Participant who was a participant in the prior Life Technologies Plan shall be 100% vested upon a Severance from Employment as a result of the closing of the Employer’s operations in a geographic area without immediate reemployment by the Employer. Such vesting requirement shall apply only to those Participants and amounts transferred from the Life Technologies Plan and merged with and into this Plan.
In addition, a Participant shall be 100% fully vested in his Account upon a determination that the Participant has incurred a Disability, as defined in Section 1.13 of the Plan. Further, the Account(s) of any Participant or group of Participants whose employment with the Employer (or any participating Related Employer) is terminated through a “reduction in force” action taken by the Employer (or such participating Related Employer) shall be 100% fully vested as designated by the Employer (or Related Employer) in its discretion.
Amounts transferred to the Plan as part of the merger of the Affymetrix Plan shall continue to vest according to the vesting schedule contained in the Affymetrix Plan (i.e., 25% per year of vesting service), as well as upon a Participant’s attainment of “Early Retirement Age” as defined in the Affymetrix Plan (i.e., age 55), death or Disability prior to the termination of employment; provided, however, that any amounts contributed to the Plan for such Participant after December 16, 2016, shall be subject to the Plan’s regular vesting schedule.
Section 4.02    Included Years of Service – Vesting. For purposes of determining Years of Service under Schedule I, and effective January 1, 2014, under Section 4.01, above, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a “Forfeiture Break in Service.” The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the Nonforfeitable percentage of a Participant’s Account (or any portion thereof) which accrued for his benefit prior to the Forfeiture Break in Service.

Section 4.03    Forfeiture Occurs. A Participant’s forfeiture, if any, of his Account (or any portion thereof) shall occur under the Plan:
A.    as of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, or, if earlier and applicable,
B.    on the date the Participant receives (or is deemed to receive) a Cash-out Distribution, as defined in Section 4.04 below, of the Nonforfeitable percentage of his Account (or any portion thereof) as a result of his termination of participation in the Plan in accordance with Section 4.04 below.
The Company shall determine the percentage of a Participant’s Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting provisions of Section 4.01 or as provided in Schedule I, if applicable. A Participant shall not forfeit any portion of his Account for any other reason or cause except as expressly provided by this Section 4.03.
Section 4.04    Cash-Out Distributions to Partially-Vested Participants. If, pursuant to Article V, a partially-vested Participant receives a Cash-out Distribution before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant’s Account balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable percentage determined under Schedule I is less than 100%. A Cash-out Distribution is a distribution of the entire present value of the Participant’s Nonforfeitable Account Balance.
A “deemed” Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account balance is entirely forfeitable at the time of his Severance from Employment. If the Participant’s Account is not entitled to an allocation of Employer contributions for the Plan Year in which he has a Severance from Employment, the Company will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant’s Severance from Employment. If the Participant’s Account is entitled to an allocation of Employer contributions for the Plan Year in which he has a Severance from Employment, the Company will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Severance from Employment. For purposes of applying the restoration provisions of Section 4.05 below, the Company will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.
Section 4.05    Restoration of Forfeited Portion of Account. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Company must restore his Account under the requirements of this Section 4.05.

A.    Restoration and Conditions upon Restoration. Subject to the conditions of this subsection, if the Participant makes the Cash-out Distribution repayment, the Company shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Notwithstanding such repayment, the Company shall not restore a re-employed Participant’s Account under the immediately preceding sentence if:
(i)    the Participant’s Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or
(ii)    the Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.
B.    Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant’s Account applies, the Company shall restore the Participant’s Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant’s Account, the Company, to the extent necessary, shall allocate to the Participant’s Account:
(i)    first, the amount, if any, of Participant forfeitures the Company would otherwise allocate under Section 3.13 above; and
(ii)    second, the Employer contribution, if any, for the Plan Year to the extent made under a discretionary formula, if the Participant is otherwise eligible for such allocation.
To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Company to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Section 3.11 above, such additional amount as is necessary to enable the Company to make the required restoration. The Company shall not take into account the allocation(s) under this Section 4.05 in applying the limitation on allocations described in Schedule II.
C.    Segregated Account for Repaid Amount. Until the Company restores the Participant’s Account, the Trustee shall, at the direction of the Company or the Committee, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee, as directed by the Company or the Committee, shall invest the amount in a Qualified Default Investment Alternative (as defined for purposes of Section 404(c)(5) of ERISA). Until commingled with the balance of the Trust Fund on the date the Company restores the Participant’s Account, the Participant’s segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs.

ARTICLE V
TIME AND METHOD OF PAYMENT OF BENEFITS
Section 5.01    Retirement. Upon termination of a Participant’s employment for any reason after attaining Normal Retirement Age, payment of the Participant’s Account shall commence to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of this Article V, as soon as administratively practicable but not later than 60 days after the close of the Plan Year in which the Participant’s employment terminates, unless the Participant elects otherwise. The form of payment shall be the same as for other distributions, as set forth in Sections 5.02 and 5.04 herein and any applicable Schedule. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions.
Section 5.02    Distribution upon Severance from Employment Prior to Normal Retirement Age. Upon a Participant’s Severance from Employment prior to attaining Normal Retirement Age (for any reason other than death), payment shall commence to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section. The following rules and definitions shall apply to any such distribution:
A.    “Cash-out Distribution.” A Cash-out Distribution is a single, lump sum distribution of the Participant’s entire Nonforfeitable Account Balance.
B.    Consent. The Participant must consent to the distribution including the form of the distribution if the Participant’s Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000. Furthermore, the Participant’s Spouse must consent in writing to the distribution if the qualified joint and survivor annuity provisions of Code Section 401(a)(11) apply to the distribution (e.g., related to assets from a money purchase pension plan).
The consent of the Participant, and the Participant’s Spouse, if applicable, shall be obtained in writing within the 180-day period ending on the Annuity Starting Date. The “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity or in any other form under this Plan. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit, if any, available under the Plan in a manner that would satisfy the notice requirements of Code Section 411(a)(11), and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.
Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Code Section 417, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving Spouse) before the Participant attains, or would have attained if not deceased, Normal Retirement Age.

C.    Time of Distribution of Account Balance. Upon Severance from Employment, other than for death, before Normal Retirement Age, the Participant’s Account balance shall be distributed as follows:
(i)    If the Participant’s Nonforfeitable Account Balance on the date the distribution commences is less than $1,000, the Trustee, as directed by the Company, shall pay such Nonforfeitable Account Balance in the form of a single, lump sum distribution as soon as administratively practicable after the Participant’s Severance from Employment.
(ii)    If the Participant’s Nonforfeitable Account Balance on the date the distribution commences is greater than $1,000, but less than or equal to $5,000, and the Participant does not elect to receive a distribution from the Plan, the Trustee, as directed by the Company, shall pay such Account to an individual retirement account in the Participant’s name, designated by the Committee in a manner consistent with the rules established under Code Section 401(a)(31)(B).
(iii)    If the Participant’s Nonforfeitable Account Balance on the date the distribution commences is greater than $5,000, such distribution shall be deferred until the Participant (and his Spouse, if required) consents to the distribution.
Section 5.03    Other Rules Governing the Time of Payment of Benefits.
A.    Minimum Legal Distribution Requirements. Unless the Participant elects otherwise, the Participant’s Nonforfeitable Account Balance shall be distributed not later than 60 days after the close of the Plan Year in which the later of the following events occurs:
(i)    the date the Participant attains Normal Retirement Age; or
(ii)    the date the Participant dies, becomes disabled, or otherwise terminates Service (employment) with the Employer.
In no event shall the distribution commence nor shall the Participant elect to have distribution commence, later than the Required Beginning Date. Furthermore, once distributions have begun to a Five-percent Owner, they must continue to be distributed, even if the Participant ceases to be a Five-percent Owner in a subsequent year.
B.    In no event shall the payment commence later than the time prescribed by this Article V. The Company shall make its determinations under this Article V in a nondiscriminatory, consistent and uniform manner. The Participant (and, if applicable, the Participant’s Spouse) shall be provided with the appropriate form to consent to the distribution direction, if required.
Section 5.04    Form of Payment. A Participant shall receive payment of his Nonforfeitable Account Balance based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested as:

A.    a single lump sum;
B.    subject to Section 5.06, in monthly, quarterly, semi-annual or annual installments over a period not to exceed 20 years, or if less, over a period not exceeding the Participant’s life expectancy or the joint life expectancy of the Participant and his designated Beneficiary;
C.    subject to Section 5.06, in a partial lump sum withdrawal equal to a minimum amount of the lesser of $1,000 or 100% of the Participant’s Nonforfeitable Account Balance; provided that the Company may, in its discretion, implement administrative restrictions on such withdrawals, such as the number permitted per Plan Year; or
D.    for the distribution of assets transferred to the Plan from the Johnson Matthey Plan only, and subject to Section 5.06, such transferred amounts may be distributed in a combination of a partial lump sum and substantially equal installment payments payable monthly, quarterly or annually over a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and a designated beneficiary. The amount of each periodic payment shall be determined by dividing the value of the Participant’s Account (attributable to the assets transferred from the Johnson Matthey Plan only) by the number of months, quarters or years, as applicable, remaining in the payment period that was selected by the Participant.
All distributions shall be made in cash, except that the Participant may elect to receive in kind any common stock of the Company credited to his Account on said Valuation Date. The preceding sentence shall not apply to distributions made pursuant to Section 5.02C.(i) of the Plan. No distribution shall be made in the form of a life annuity unless the amounts to be distributed were transferred to this Plan in a trustee-to-trustee distribution from a plan that was subject to Code Section 412. Notwithstanding the foregoing, to the extent required by applicable law, in the case of a Participant’s Account attributable to a transfer from another qualified plan, the Company shall make available such optional methods of payment as provided by the plan or as required by applicable law, including without limitation, Code Sections 401(a)(11), 401(a)(17) and 411(d)(6).
Section 5.05    Special Rule for Installment Payments. A Participant who has elected installment payments pursuant to Section 5.04 above may change such election after the initial election by written notice to the Company not less than 15 days prior to the distribution of any monthly, quarterly, semi-annual or annual installment.
Section 5.06    Required Minimum Distributions. The provisions of this Section shall control over any conflicting provisions of this Plan regarding the time of payment of benefits hereunder.
A.    Definitions. For purposes of this Section 5.06, the following definitions shall apply:
(i)    “Designated Beneficiary” is the individual who is designated as the Beneficiary under Plan Section 1.05 and is the Designated Beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-1, Q&A-4.

(ii)    “Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(iii)    “Life Expectancy” is a beneficiary’s life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.
(iv)    “RMD Account Balance” is the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
B.    Time and Manner of Distribution.
(i)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(ii)    Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
1.    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
2.    If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
3.    If there is no Designated Beneficiary, or the Designated Beneficiary has not been located, as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

4.    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection B.(ii) other than sub-paragraph 1., will apply as if the surviving Spouse were the Participant.
For purposes of this Section 5.06B. and Sections 5.06F. and G., unless Subsection 4. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 4. applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 1.
C.    Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 5.06D., 5.06E., 5.06F. and 5.06G. of the Plan as necessary to satisfy applicable Code requirements. Notwithstanding the foregoing, a Designated Beneficiary also may elect to receive a distribution in the form of a single, lump sum distribution.
D.    Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(i)    the quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
(ii)    if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and the Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
E.    Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection E. beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
F.    Death On or After Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
1.    The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
2.    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
3.    If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
G.    Death Before Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection F. above.
(ii)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iii)    Death of Surviving Spouse before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 5.06B.(ii)1., this Section will apply as if the surviving Spouse were the Participant.

H.    General Rules.
(i)    Precedence. The requirements of this Section 5.06 will supersede any contrary provisions of the Plan to the extent required to comply with Code Section 401(a)(9).
(ii)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.06 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
(iii)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.06, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).
(iv)    If a Participant’s benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s Beneficiary, or (2) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s Account balance as of the last Valuation Date preceding the Distribution Calendar Year by the applicable life expectancy.
(v)    The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant’s Account balance as of the last Valuation Date preceding the Distribution Calendar Year by the lesser of (1) the applicable life expectancy, or (2) if the Participant’s Spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of the Treasury Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Subsection F. above as the relevant divisor without regard to Treasury Regulations Section 1.401(a)(9)-2.
(vi)    The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
(vii)    If requested by the Participant, the Company may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Company may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse Beneficiary in a manner that takes into account any adjustment to a life expectancy other than the Participant’s life expectancy. The Company shall use the life expectancy multiples under Treasury Regulations Section 1.72-9 for purposes of applying this Section.

Section 5.07    Designation of Beneficiary. A Participant may, from time to time, designate a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee, as directed by the Company, shall pay his Account in the event of his death. A married Participant’s Beneficiary designation shall not be valid unless the Participant’s Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation. A married Participant’s Beneficiary designation does not require spousal consent if the Participant’s Spouse is the Participant’s designated Beneficiary or if it is established to the satisfaction of the Company that there is no spouse or that the spouse cannot be located. The Company shall prescribe the form, which may be in electronic format, for the written designation of Beneficiary and, upon the Participant’s filing the form with the Company, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.
The termination of a Participant’s marriage shall not automatically result in a revocation or change of the Participant’s Beneficiary designation. Further, no provision in any court order, judgment, decree or similar document shall be effective to revoke or change a Participant’s Beneficiary designation, except to the extent that such order, judgment or decree is determined to be a qualified domestic relations order that must be honored by the Plan. A Participant’s Beneficiary designation may be changed only by the Participant making a new Beneficiary designation in writing on the form required by the Company and filing the form with the Company. Any new Beneficiary designation, change or revocation by a Participant shall be effective only if it is received by the Company before the Participant’s death.
Notwithstanding any other provisions of the Plan to the contrary, if the Spouse, Beneficiary or contingent Beneficiary, if any, of a Participant is convicted of a crime of having caused the Participant’s death (e.g., murder, manslaughter or a similar crime), such Spouse, Beneficiary or contingent Beneficiary shall not be entitled to any pre-retirement or post-retirement death benefits hereunder. The remaining named Beneficiary(ies) or contingent Beneficiary(ies), if any, shall receive any benefit payable on behalf of such Participant. In addition, if a Spouse, Beneficiary or contingent Beneficiary who would otherwise receive some or all of a Participant’s pre-retirement or post-retirement death benefit is charged with such a crime, such person’s share of any death benefit shall not be payable until the criminal case is resolved through conviction or acquittal, including applicable appeals, if any.
Section 5.08    Failure of Beneficiary Designation. If a Participant fails to name a Beneficiary in accordance with Section 5.07 above, or if the Beneficiary (and contingent Beneficiary, if any) named by a Participant predeceases him, then the Trustee, at the direction of the Company, shall pay the Participant’s Account to the Participant’s surviving Spouse, if any, and if there is no surviving Spouse, to the Participant’s estate.
If the Beneficiary survives the Participant but dies before complete distribution of the Participant’s Account, the remaining portion of the Participant’s Account shall be paid in a lump sum or a non-spousal rollover pursuant to Section 6.10 of the Plan to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Company or the Plan Administrator shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section.
Section 5.09    Special Rules for Transfer Accounts. Notwithstanding any provision of this Article V to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions) to the extent that such terms and conditions must be preserved in order to comply with Code Section 411(d)(6), the Plan shall, upon the written request of the Participant (in the case of optional forms of benefit), distribute or make available such Transfer Contributions at such times and in such manner as may be so required.
Section 5.10    Distributions under Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee, as directed by the Company, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, regardless of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.10 give the alternate payee the right to receive a form of payment not permitted under the Plan.
The Company shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Company promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Company shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Company shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor Regulations.
If the Company determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Trustee, as directed by the Company, shall distribute the separate account in accordance with the order. If the Company does not make its determination of the qualified status of the order within the above-described 18-month period, the Trustee, as directed by the Company, shall distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Company later determines the order is a qualified domestic relations order.
The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).
Section 5.11    Re-Employment of Participants Receiving Payments. In the event that a Participant who is receiving installment payments is re-employed by the Company, such installment payments shall cease until the Participant’s subsequent Severance from Employment.

Section 5.12    Lost Participant or Beneficiary. The Account of a Participant shall be forfeited if the Company, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the forfeiture shall reduce the Employer’s contributions, as elected by the Employer. However, any such forfeited Account will be reinstated, without interest, and become payable if a claim is made by the Participant or Beneficiary for such Account. The Company may prescribe uniform and non-discriminatory rules for carrying out this provision.
Section 5.13    Facility of Payment. If any person entitled to receive any amount under the provisions of this Plan is determined to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Company may, in its discretion, direct the Trustee to take any one or more of the following actions:
A.    to apply such amount directly for the comfort, support and maintenance of such person;
B.    to reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or
C.    to pay such amount to any person selected by the Company to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Company may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Company’s choice.
Section 5.14    No Distribution Prior to Severance from Employment, Death or Disability. Except as provided below, Before-Tax, Catch-Up, Qualified Non-elective, Qualified Matching and Safe Harbor Matching Contributions and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiary’s election, earlier than upon Severance from Employment, death or Disability.
Such amounts may also be distributed upon:
A.    Termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.
B.    The hardship of the Participant, as described in Section 6.04 herein.
C.    The attainment by the Participant of age 59½, as described in Section 6.07 herein.
All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements contained in Code Section 401(a)(11) and 417, but only to the extent such Code provisions are applicable to the distribution.

Notwithstanding the foregoing, as required by Code Section 414(u), as amended by the HEART Act, a Participant in qualified military service (within the meaning of Code Section 414(u)) shall be treated as having incurred a Severance from Employment for purposes of eligibility to receive a distribution from his Account. However, if a Participant obtains a distribution according to the foregoing provisions, such Participant’s Before-Tax and Catch-Up Contributions to this Plan shall be suspended for six months following the date of the distribution.
Notwithstanding the foregoing, a Participant who incurs a Disability, as defined in Section 1.13 of the Plan, shall be eligible to take a distribution of his Account from the Plan without incurring a Severance from Employment.
Section 5.15    Written Instruction Not Required. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with the rules and procedures established by the Company, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, Spousal consents and waivers, if required, may only be granted in writing.

ARTICLE VI
WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS
Section 6.01    General Rules. This Article provides the rules that apply to a Participant’s request for a withdrawal from the Plan while the Participant is employed by an Employer. Withdrawals must be made first under Section 6.02 followed by withdrawals under Section 6.03 and 6.04, in that order. The minimum amount of any such withdrawal, except for purposes of a hardship withdrawal as provided in Section 6.04 below, shall be the lesser of $1,000 or 100% of the Participant’s Nonforfeitable Account Balance. Notwithstanding the immediately preceding sentence, there shall be no minimum amount requirement for withdrawals contemplated in this Section 6.01 for the period from December 31, 2007 through August 29, 2012.
Section 6.02    After-Tax Contribution Withdrawals. Upon application, a Participant may elect to withdraw his After-Tax Contributions contributed to the Plan prior to January 1, 1987. A withdrawal under this section shall be made first from unmatched After-Tax Contributions before matched After-Tax Contributions are withdrawn. Notwithstanding the foregoing, a Participant who, as of December 31, 2009, was a participant in The Employee 401(k) Savings Plan of Applied Biosystems, Inc., may apply for a withdrawal of all or part of his Voluntary After-Tax Savings Contributions that were transferred to the Life Technologies Corporation 401(k) Savings and Investment Plan.
Section 6.03    In-Service Withdrawals.
A.    In General. Upon application, a Participant may withdraw amounts from the Plan in the following order:
(i)    earnings on After-Tax Contributions made before 1987; and
(ii)    unmatched After-Tax Contributions made after 1986 plus earnings thereon.
B.    Participants with Account Balances on or before July 31, 2004. If a Participant’s Account prior to July 31, 2004 contained matched After-Tax Contributions and/or vested Matching Contributions, such Participant may elect to receive an in-service withdrawal of such amounts (credited prior to July 31, 2004) in accordance with the following conditions:
(i)    A Participant may make withdrawals from the Plan in the following order:
1.    matched After-Tax Contributions made after 1986 and earnings thereon; and
2.    vested Matching Contributions and earnings thereon.
(ii)    Matched After-Tax Contributions and vested Matching Contributions contributed on and after August 1, 2004 shall not be available for in-service withdrawal.

Section 6.04    Hardship Withdrawals. Subject to the restrictions set forth in Section 5.14 above, upon application, a Participant may withdraw all or a portion of his vested Before-Tax Contributions including earnings thereon (but excluding all earnings credited thereto after December 31, 1988) if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.
A.    Distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of an immediate and heavy financial need of the Participant:
(i)    expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 10% of adjusted gross income) for the Participant, his Spouse, children or other dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));
(ii)    costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);
(iii)    payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure of a mortgage on that residence;
(iv)    payment of the tuition and related educational fees, including room and board for the next 12 months of post-secondary education for the Participant, his Spouse, his children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));
(v)    payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent as defined in Code Section 152 without regard to Code Section 152(d)(1)(B); and
(vi)    payments to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
B.    A distribution will be considered to be necessary to relieve an immediate and heavy financial need of the Participant only if:
(i)    the Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;
(ii)    all plans maintained by the Employer provide that the Participant’s Before-Tax and Catch-Up Contributions or other Participant contributions will be suspended for six months after the receipt of the hardship distribution (which this Plan hereby so provides);

(iii)    The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and
(iv)    The need cannot be satisfied through reimbursement, compensation by insurance, liquidation of the Participant’s assets or the cessation of Participant Contributions to the Plan.
C.    For purposes of Subsection B. above, the phrase “plans maintained by the Employer” means (i) all qualified and non-qualified plans of deferred compensation maintained by the Employer, including a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125 and (ii) a stock option or stock purchase or similar plan maintained by the Employer, but excluding the mandatory contribution portion of a defined benefit plan or a health and welfare plan (including one that is part of a cafeteria plan).
D.    A participant is not required to take any action to relieve an immediate and heavy financial need if the effect of such action would be to increase the amount of the need.
E.    A Participant making an application under this Section 6.04 shall have the burden of presenting to the Company documentary evidence of such need, and the Company shall not permit withdrawal under this Section without first receiving such documentary evidence. If a Participant’s application for a hardship withdrawal is approved, the Trustee shall make payment of the approved amount of the hardship withdrawal to the Participant.
Section 6.05    Special Withdrawal Rules Applicable to Rollover Contributions. A Participant who maintains a Rollover Account or Roth Rollover Account in the Plan may elect to make withdrawals from his Rollover or Roth Rollover Account, as applicable. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Company or in such other manner as permitted by the Company. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Company may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.
Section 6.06    Special Withdrawal Rules Applicable to Transfer Accounts. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Participant’s Plan interest, the Company will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.
Section 6.07    Withdrawals upon Attainment of Age 59½. A Participant who has attained age 59½ may elect to make withdrawals from the Nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 5.14 of the Plan. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Company or in such other manner as permitted by the Company. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Company may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

Section 6.08    Direct Rollover and Withholding Rules.
A.    In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.
B.    Definitions.
(i)    “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); (c) any hardship distribution; (d) any loan that is treated as a distribution under code Section 72(p) and not excepted by Code Section 72(p)(2), or a loan in default that is a deemed distribution; and (e) any corrective distribution provided in Schedule II of the Plan, if applicable. Notwithstanding the foregoing, any portion of a distribution that consists of After-Tax Contributions which are not includible in gross income may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) or a qualified trust described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. However, the portion of any distribution that consists of After-Tax Contributions which are not includible in gross income may be transferred (in a direct trustee-to-trustee transfer) to a qualified defined benefit plan or a Code Section 403(b) tax-sheltered annuity that agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. Further, any portion of a distribution attributable to Roth, Roth Catch-Up or Roth Rollover Contributions (including earnings or losses thereon) may constitute an Eligible Rollover Distribution, but only if such distribution is transferred to a Roth IRA described in Code Section 408A, or to a designated Roth account of the Participant under an employer’s trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), or a retirement plan under which amounts are contributed by an individual’s employer for an annuity contract described in Code Section 403(b).

(ii)    “Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) and an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee’s Eligible Rollover Distribution. Notwithstanding the foregoing, with respect to amounts held in a Roth Contribution, Roth Catch-up or Roth Rollover Account under this Plan, an Eligible Retirement Plan shall also mean a Roth IRA described in Code Section 408A (which accepts the Distributee’s Eligible Rollover Distribution), or the Participant’s designated Roth account under an employer’s trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), or an annuity contract under Code Section 403(b) which has a designated Roth contribution account as defined in Code Section 402A(c)(1). This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). An Eligible Retirement Plan shall also mean a Roth IRA under Code Section 408A.
(iii)    “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.
(iv)    “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
Section 6.09    Loans to Participants. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section.
A.    General Rules. The Company shall establish the procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants or Former Participants who are parties in interest with respect to the Plan (as defined in Section 3(14) of ERISA) on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants who are not parties in interest with respect to the Plan.
B.    In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Related Employer, exceed the lesser of (i) or (ii), below:
(i)    $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

(ii)    one-half of the value of the vested portion of the Participant’s Account. For purposes of this Section, the value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Trustee.
The minimum amount of any loan shall be $1,000. Any loan in excess of $1,000 shall be made in multiples of $100 only. Roth Contributions shall be included in the value of the Participant’s Account available for a loan; provided, however, that such Roth Contributions shall not be included in the account(s) available for liquidation to provide the loan funds.
C.    Term of Loan. The term of any loan shall be determined by mutual agreement between the Company and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed 30 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Company.
D.    Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant’s Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.
E.    Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower. Notwithstanding the foregoing sentence, if necessary, the Company will reduce the interest rate of an outstanding Participant loan to 6% during a period of qualified military leave as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940.
F.    Repayment Terms.
(i)    Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Company and the Participant. The Company shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. In the event a Participant (or his Beneficiary or Spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant’s Account, the Trustee, as directed by the Company, may deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or Spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him.

(ii)    Suspension of Loan Payments during Qualified Military Leave. Loan payments shall be suspended during a period of “qualified military service,” as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Participant’s timely re-employment after a period of qualified military service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service.)
G.    Restrictions on Loans. The Plan may restrict the maximum number of loans that a Participant may have outstanding. However, if a Participant in a plan which subsequently merges into this Plan has additional loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to have additional loans without violating this provision.
H.    Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
I.    Default. Failure to make a payment by the last day of the calendar quarter following the calendar quarter in which any regular installment payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event) the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant’s Account. The Company may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.
J.    Procedures. The Company will establish nondiscriminatory policies and procedures to administer Participant loans.
K.    Repayment. Loan repayment shall be by payroll deduction except in such circumstances as the Company shall determine, on a uniform and nondiscriminatory basis, to permit payment by coupon or through automated clearinghouse (“ACH”) network payments, where available.
Section 6.10    Nonspousal Rollovers. A Distributee who is a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) of a deceased Participant and who is not the deceased Participant’s surviving Spouse (a “nonspousal beneficiary”) may elect, at the time and in the manner prescribed by the Company, to have any amount payable to him paid directly in a direct rollover. The amount to be distributed in the direct rollover must satisfy all of the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s Spouse and must be paid in a direct trustee-to-trustee transfer to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii) that is established for the purposes of receiving the distribution on behalf of the nonspousal Beneficiary.

Section 6.11    In-Service Distributions to Individuals Called to Active Duty. Any Participant who is a Qualified Reservist may withdraw the portion of his Account balance attributable to his Before-Tax Contributions regardless of age or employment status to the extent that such distribution is a Qualified Reservist Distribution. For purposes of this Section 6.11, a “Qualified Reservist Distribution” is:
A.    a distribution of amounts attributable to Employer contributions made pursuant to Before-Tax Contributions under this Plan;
B.    by a Participant who is a Qualified Reservist who was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and
C.    such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.
For purposes of this Section 6.11, a “Qualified Reservist” is an individual ordered or called to active duty after September 11, 2001. The following special rules also apply to a Qualified Reservist Distribution:
X.    Exception from the 10% Excise Tax for Early Withdrawals. The portion of any such distribution from the Plan that is a Qualified Reservist Distribution shall be exempt from the 10% excise tax under Code Section 72(t) for early withdrawals.
Y.    Qualified Reservist Distributions may be Contributed to an IRA. The Participant who receives a Qualified Reservist Distribution may, at any time during the two-year period beginning on the day after the end of the active duty period, make one or more contributions to an individual retirement plan of such individual in an aggregate amount not to exceed the amount of such Qualified Reservist Distribution. The dollar limitations otherwise applicable to contributions to individual retirement plans shall not apply to any contribution made pursuant to the preceding sentence, however, no deduction shall be allowed for any such contribution pursuant to this subsection. In no event shall the Participant be permitted to re-contribute a Qualified Reservist Distribution to this Plan.

ARTICLE VII
EMPLOYER ADMINISTRATIVE PROVISIONS
Section 7.01    Establishment of Trust. The Company shall execute a Trust agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust agreement is terminated. The Company may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust agreement.
Section 7.02    Information to Company. Each Employer shall supply current information to the Benefits Department as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Company considers necessary. The Employer’s records as to the current information that the Employer furnishes to the Company shall be conclusive as to all persons.
Section 7.03    No Liability. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of any Company, the Trustee or the Board (unless the Employer is the Plan’s Administrator as defined in Section 3(16)(A) of ERISA).
Section 7.04    Indemnity of Plan Administrator and Committee. Each Employer indemnifies and saves harmless the Plan Administrator and the members of each Committee, and each of them individually, from and against any and all loss (including reasonable attorneys’ fees and costs of defense) resulting from liability to which the Plan Administrator, Committee, or the members of a Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The foregoing right of indemnification shall be in addition to such other rights as the Plan Administrator or any Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. The indemnification provisions of this Section 7.04 shall not relieve the Plan Administrator or any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Plan Administrator and the Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.
Section 7.05    Investment Funds. The Committee shall establish certain investment funds (the “Investment Funds”), rules governing the administration of the Investment Funds and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as directed, free from any limitations imposed by state law on investments of trust funds and without distinction between income and principal, in any investment approved by the Committee. The Committee reserves the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.
Each Investment Fund shall be established by the Trustee at the direction or with the concurrence of the Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust agreement.
Common stock of the Company shall be included as an Investment Fund. Such fund shall comply with the requirements of Code Section 401(a)(35). Accordingly, subject to such restrictions as the Committee deems appropriate to comply with federal or state securities laws, each Participant shall be permitted to diversify that portion of his Account invested in the Company common stock no less frequently than quarterly. The Investment Funds established pursuant to this Section 7.05 into which a Participant may diversify the investment of his Account in Company common stock shall include at least three different investment options that have materially different risk and return characteristics. Further, no Participant may invest more than 20% of his Account in the Company’s common stock.

ARTICLE VIII
PARTICIPANT ADMINISTRATIVE PROVISIONS
Section 8.01    Personal Data to Company. Each Participant and each Beneficiary of a deceased Participant must furnish to the Company such evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Company, provided the Company shall advise each Participant of the effect of his failure to comply with its request. Any misstatement in the age, length of Service, date of employment, date of birth or Compensation of a Participant, Spouse, Beneficiary or any other such matter, shall be corrected when it becomes known that any such misstatement of fact has occurred.
Section 8.02    Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Company, from time to time, in writing, or otherwise notify the Company (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Company, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
Section 8.03    Assignment or Alienation. Except as provided under a qualified domestic relations order, as defined in Code Section 414(p), or certain court orders or judgments, as defined in Code Section 401(a)(13)(C) and (D), neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, the Trustee shall not recognize any such anticipation, assignment or alienation, nor shall a benefit under the Plan be subject to attachment, garnishment, levy, execution or other legal or equitable process, except as otherwise permitted by applicable law.
Section 8.04    Participant Direction of Investment. The Committee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Committee reserves the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Committee to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Company in its discretion.
Each Participant shall, in accordance with procedures established by the Committee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Company may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Committee or the Company, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, “on-line” or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.
The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any fiduciary of this Plan will be liable for any loss or any breach which results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder.

Notwithstanding any provision to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.
Section 8.05    Change of Investment Designations. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.04 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Company.
Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Company.
Notwithstanding the foregoing to the contrary, the Company may, in its sole discretion and where the terms of any relevant investment contract, regulated investment companies or pooled or group trusts so require, or where ERISA fiduciary obligations and considerations so merit, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.
Section 8.06    Litigation against the Plan. If any legal action filed against the Company as Plan Administrator, or any Committee, or against any member or members of any Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee, as directed by the Company or the Committee, shall reimburse itself, the Company or any Committee, or any member or members of any Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.
Section 8.07    Appeal Procedure for Denial of Benefits. The Employer shall provide adequate notice in writing to any Participant or to any Beneficiary (the “Claimant”) whose claim for benefits under the Plan has been denied. The Employer’s notice to the Claimant shall set forth:
A.    the specific reason for the denial;
B.    specific references to pertinent Plan provisions on which the denial is based;
C.    a description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;
D.    that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Company within 60 days after receipt of the notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to the Company in writing within the 60-day period will render the determination final, binding and conclusive; and
E.    an explanation that, if an adverse determination is made on review, the Claimant has the right to bring civil action under Section 502(a) of ERISA.

If the Claimant appeals to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the Claimant’s claim for benefits. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review. The Company’s notice of denial of benefits shall identify the address to which the Claimant may forward his appeal.
Section 8.08    Statute of Limitations for Civil Actions. For purposes of filing any civil action against the Plan upon the exhaustion of all other available administrative remedies, including under ERISA Section 502(a), legal action may be brought no later than one year from the date of completion of the Plan’s claims appeal process, or if earlier, one year from the date the Claimant knew or should have known that such claim existed.
Section 8.09    Use of Alternative Media. The Committee (or, in the absence of a Committee, the Company) may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations.
Section 8.10    Claims Involving Benefits Related to Disability. Notwithstanding any provision of this Article VIII to the contrary, the Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Disability or benefits related to Disability, including, but not limited to:
A.    The Committee shall advise a Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Committee determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Committee shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Committee determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.

B.    Claimants shall be provided at least 180 days following receipt of benefit denial in which to appeal such adverse determination.
C.    The Committee shall review the Claimant’s appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant’s request for review. Should the Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.
D.    All claims for benefits under the Plan or other claims related thereto must be made within one year of the date the Claimant became entitled thereto or, if later, knew or should have known that such claim existed.

ARTICLE IX
ADMINISTRATION OF THE PLAN
Section 9.01    Identity of Named Fiduciaries. The Company and the Committee will be the Named Fiduciaries under the Plan and will control and manage the Plan and its assets to the extent and in the manner indicated in this Plan. Any responsibility assigned to a Named Fiduciary will not be deemed to be a duty of a “Fiduciary” (as that term is defined in ERISA) solely by reason of such an assignment.
Section 9.02    Allocation of Responsibility among Fiduciaries for Plan and Trust Administration. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employers shall have the sole responsibility for making the contributions provided for under Article III. The Company shall have the authority to appoint and remove the Trustee and members of the Committee, and to amend or terminate, in whole or in part, this Plan or the Trust; provided, however, that the Company may delegate the authority to amend the Plan to the Committee, in its discretion. The Company shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the “Plan Administrator” and the Named Fiduciary. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article IX and such further powers and duties as hereinafter may be delegated by the Committee. The duties of the Trustee shall be pursuant to the terms of the Trust agreement between Thermo Fisher Scientific Inc. and the Trustee. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. The Trustee shall be responsible to ensure that contributions are made to the Trust only to the extent required by the terms of the Trust or applicable law.
Section 9.03    Appointment of Committee. One or more committees may be appointed by and serve at the pleasure of the Compensation Committee of the Board to assist in the administration of the Plan. In the event of any vacancies on any Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as set forth in detail throughout the Plan. All usual and reasonable expenses of a Committee may be paid in whole or in part by the Committee, and any expenses not paid by the Committee shall be paid by the Trustee, as directed by the Committee, out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee. As currently constituted, the Management Pension Committee has been designated as the Committee by the Compensation Committee of the Board.

Section 9.04    Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Company, or the Trustee, as appropriate and the Committee shall report its activities at least annually to the Compensation Committee of the Board. A Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Company and the Trustee, shall not be responsible for any such action or failure to act.
Section 9.05    Records and Reports. The Company (or the Committee if so designated by the Company) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, the Code and governmental regulations issued thereunder relating to records of Participant’s Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the Department of Labor.
Section 9.06    Other Committee Powers and Duties. The Committees shall have the authority delegated to it by the Compensation Committee, including without limitation the following:
A.    to amend the Plan as it deems necessary or appropriate, provided that the Committee shall not make or approve any amendment that will involve an estimated annual cost (determined at the time of the amendment) in excess of $5,000,000, unless such amendment is required to comply with the provisions of the Code or ERISA, or any other applicable law or the terms of any applicable collective bargaining agreement;
B.    to appoint one or more Trustees and to enter into trust, custodial and other agreements;
C.    to determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account, and the Nonforfeitable percentage of each Participant’s Account, the rights of Beneficiaries to benefits under the Plan, and the method and time(s) of payment of benefits under the Plan, which such determination shall be final and conclusive;
D.    to adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;
E.    to construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan’s operation, and findings of fact;
F.    to direct the Trustee with respect to the crediting and distribution of the Trust;
G.    to review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;
H.    to furnish the Company with information that the Company may require for tax or other purposes;

I.    to engage the service of agents whom it may deem advisable to assist it with the performance of its duties;
J.    to delegate duties to the Company or such other persons as the Committee shall determine;
K.    to engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control, to enter into investment management agreements with such managers upon such terms and conditions as the Committee may deem appropriate, and to promulgate investment guidelines under such agreements; and
L.    as permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service (“IRS”), as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of highly compensated employees, the specific terms of the Plan document or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.
Section 9.07    Rules and Decisions. A Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of any Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, a Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, or the Trustee.
    Any interpretation, determination or other action of the Plan Administrator, the Committee or any other authorized designee of the foregoing, authorized and undertaken hereunder shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the Plan Administrator, Committee, or other designee shall be based only on such evidence presented to or considered by the party making the decision at the time it made the decision that is the subject of such review. Accepting any benefits or making any claim for benefits under the Plan constitutes agreement with and consent to any decisions that the Plan Administrator, Committee or other designee of the foregoing make, in their discretion, respectively, and further, to the extent permitted by applicable law, constitutes agreement to the limited standard and scope of review described in this Section.
Section 9.08    Application and Forms for Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Company and/or the Trustee an application for a benefit and all other forms approved by the Company, and to furnish all pertinent information requested by the Company and Trustee. The Company and Trustee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.

Section 9.09    Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.
Section 9.10    Funding Policy. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.
Section 9.11    Fiduciary Duties. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:
A.    for the exclusive purpose of providing benefits to the Participants and their Beneficiaries;
B.    with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;
C.    to the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
D.    in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.
Section 9.12    Allocation or Delegation of Duties and Responsibilities. In furtherance of their duties and responsibilities under the Plan, the Board or a designated Committee may, subject always to the requirements of Section 9.11 above:
A.    employ agents to carry out nonfiduciary responsibilities;
B.    employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);
C.    consult with counsel, who may be of counsel to the Company; and
D.    provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between the members of the Board, in the case of the Board, and among the members of any Committee, in the case of any Committee.

Section 9.13    Procedure for the Allocation or Delegation of Fiduciary Duties. Any action described in subsections B. or D. of Section 9.12 above may be taken by a Committee or the Board only in accordance with the following procedure:
A.    Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.
B.    The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee’s or the Board’s proceedings.
C.    Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A. and B. of this Section 9.13.
Section 9.14    Value of Participant’s Account. The value of each Participant’s Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Committee. Periodically, on a frequency determined by the Company, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement. The amounts in a Participant’s subaccounts within his Account shall at all times be separately accounted for from all other contribution subaccounts. Amounts credited to such subaccounts shall be allocated among the Participant’s designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Company shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Participant’s Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.
Section 9.15    Individual Statement. As soon as practicable after the end of each calendar quarter, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Committee in its discretion, the Committee or its designee will deliver to each Participant (and to each Beneficiary of a deceased Participant) a statement reflecting the condition of his Account in the Trust as of that date and such other information ERISA requires be furnished to the Participant or Beneficiary. In addition, subject to the requirements of ERISA, the Committee shall provide to any Participant or Beneficiary of a deceased Participant who so requests in writing, a statement indicating the total value of his Account and the Nonforfeitable portion of such Account, if any. The Committee shall also furnish a written statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year. No Participant, except a member of the Committee or duly authorized agent of the Committee, shall have the right to inspect the records reflecting the Account of any other Participant. A Participant or Beneficiary shall notify the Committee or Trustee in writing if he believes there is an error in the statement of his Account in the Plan no more than one year after the date the statement was issued. Each statement of a Participant’s Account shall be deemed to be final and binding on the Participant or Beneficiary to whom it was issued upon the expiration of the one year period following the date the statement was issued.

Section 9.16    Fees and Expenses from Fund. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Company and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or, as directed by the Company, by the Company, a Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund, unless the Employer pays the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Company as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant’s Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

ARTICLE X
TOP HEAVY RULES
Section 10.01    Minimum Employer Contribution. If this Plan is Top Heavy, as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article X) of 3% of Compensation for each Non-Key Employee, as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Before-Tax Contributions under Section 3.02A. of the Plan, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee’s contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.
If the contribution rate for the Key Employee, as defined below, with the highest contribution rate is less than 3%, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant’s Account for the Plan Year divided by his Compensation, as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Company shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Company shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.
Notwithstanding the preceding provisions of this Section 10.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is 3% of his Compensation regardless of the contribution rate for the Key Employees.
The minimum Employer contribution required (to the extent required to be Nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).
Section 10.02    Additional Contribution. If the contribution rate (excluding Before-Tax Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 10.01 above is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non-Key Employee for whom the Employer makes the contribution.

Section 10.03    Determination of Top Heavy Status. The Plan is “Top Heavy” for a Plan Year if the Top Heavy ratio as of the Determination Date exceeds 60%. The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date shall be included. In addition, distributions made within the five-year period ending on the Determination Date shall be included if such distributions were made for reasons other than upon Severance from Employment, death or Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Top Heavy ratio shall be calculated by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.
If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 10.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Participant must be taken into account, the Company shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the accrued benefits or Accounts in the aggregated plan shall be valued as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Top Heavy ratio shall be valued with reference to the Determination Dates that fall within the same calendar year.
The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

Section 10.04    Definitions. For purposes of applying the provisions of this Article X:
A.    “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $175,000 (as adjusted under Code Section 416(i)(1)), a five-percent owner of the Employer, or a one-percent owner of the Company having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Company. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.
B.    “Non-Key Employee” means an Employee who does not meet the definition of Key Employee.
C.    “Compensation” means the first $270,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 401(a)(17)) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee’s gross income under Code Section 125, “deemed compensation” under Code Section 125 pursuant to Revenue Ruling 2002-27, and Code Sections 132(f)(4), 402(a)(8), 402(h) or 403(b).
D.    “Required Aggregation Group” means:
(i)    each qualified plan of the Company in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and
(ii)    any other qualified plan of the Company that enables a plan described in subsection (i) above to meet the requirements of Code Sections 401(a)(4) or 410.
The Required Aggregation Group includes any plan of the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.
E.    “Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4) and 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.
F.    “Employer” means all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, ownership interests in more than one member of a related group shall not be aggregated to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

G.    “Determination Date” for any Plan Year means the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

ARTICLE XI
MISCELLANEOUS
Section 11.01    Evidence. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Any Committee, the Company and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.
Section 11.02    No Responsibility for Employer Action. Neither the Trustee nor any Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or any Committee be required to collect any contribution required under the Plan (unless otherwise provided herein), or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor any Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer shall be by its Board, by the Compensation Committee of the Board, or by its designee.
Section 11.03    Fiduciaries not Insurers. The Trustee, the Committee(s), the Plan Administrator and the Company in no way guarantee the Trust Fund from loss or depreciation. The Company does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of any Committee and the Trustee, acting pursuant to the terms of the Trust agreement, to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
Section 11.04    Waiver of Notice. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.
Section 11.05    Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Company, its successors and assigns, and upon the Trustee, any Committee, the Plan Administrator and their successors.
Section 11.06    Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.
Section 11.07    Headings. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.
Section 11.08    State Law. Delaware law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Delaware law.

Section 11.09    Employment not Guaranteed. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee, the Committee, the Plan Administrator, or agents or employees of such individuals or entities. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.
Section 11.10    Military Service. Notwithstanding any other provision of the Plan to the contrary, service credit and contributions with respect to qualified military service will be provided in accordance with Code Section 414(u). In addition, in accordance with Code Section 401(a)(37), the survivors of a Participant who dies while performing qualified military service shall be entitled to additional benefits (other than benefit accruals relating to the period of qualified military service) that would be provided under the Plan if the Participant had resumed employment and then terminated employment on account of death. Thus, to the extent required by Code Sections 401(a)(37) and 414(u)(8)(B), such a Participant shall be credited with vesting service for the period of the Participant’s qualified military service.

ARTICLE XII
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
Section 12.01    Exclusive Benefit. Except as provided herein, the Company shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Company, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.
Section 12.02    Amendment by Employer. The Company shall have the right at any time and from time to time:
A.    to amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and
B.    to amend this agreement in any other manner.
However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Company; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or any Committee without the written consent of the affected Plan Administrator or the affected member of such Committee. Furthermore, no amendment shall decrease a Participant’s Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).
The Company shall make all amendments in writing. Such amendment authority shall be exercised only by action of the Board, except that the Committee, by a written instrument duly executed by a majority of its members, may make (a) any amendment that may be necessary or desirable to ensure the continued qualification of the Plan and its related trust under the Code or which may be necessary to comply with the requirements of ERISA, or any regulations or interpretations issued by the Department of Labor or the IRS with respect to the requirements of ERISA or the Code; (b) any amendment that is required by the provisions of a collective bargaining agreement between an Employer and its employees; and (c) any other amendment that will not involve an estimated annual cost under the Plan (determined at the time of the amendment in a manner consistent with the requirements of ERISA) in excess of $5,000,000. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by the Committee or any authorized officer of the Company.
Section 12.03    Amendment to Vesting Provisions. Although the Company reserves the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the Nonforfeitable percentage of any Participant’s Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Company may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The authorized Company, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 12.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 12.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee’s rights to his Employer-derived Account.
Section 12.04    Discontinuance. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company (acting through the Committee) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:
A.    the date terminated by action of the Company;
B.    the date the Company shall be judicially declared bankrupt or insolvent; or
C.    the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Company under this Plan.
Section 12.05    Full Vesting on Termination. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant’s right to his Account shall be 100% Nonforfeitable.
Section 12.06    Merger, Direct Transfer and Elective Transfer. The Company shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Company and the Committee possess the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.
If permitted by the Company or the Committee in its discretion, the Trustee, as directed by the Company or the Committee, may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Company or the Committee directs the Trustee to accept such a direct transfer of plan assets, the Employee shall be treated as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer

Account for the benefit of the Employee on whose behalf the Trustee, as directed by the Company, accepted the transfer in order to reflect the value of the transferred assets.
If directed by the Company, the Trustee may consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Company is responsible for determining that such transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee, as directed by the Company, accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets.
A transfer is an “elective transfer” if: (a) the transfer satisfies the first paragraph of this Section 12.06; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (h) the Participant has a 100% Nonforfeitable interest in the transferred benefit and (i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.
If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions continue to apply to those transferred elective contributions.
Section 12.07    Termination. Upon termination of the Plan, the distribution provisions of Articles IV and V shall remain operative, except that:
A.    if the present value of the Participant’s Nonforfeitable Account does not exceed $1,000 the Company will distribute the Participant’s Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates;
B.    if the present value of the Participant’s Nonforfeitable Account is greater than $1,000 and less than or equal to $5,000, the Company will direct the Trustee to distribute the Participant’s Nonforfeitable Account to him in a single, lump sum distribution as soon as administratively practicable after the Plan terminates, or, if the Participant does not consent to the receipt of such distribution, or provide other distribution instructions, the Company will direct the Trustee to distribute the Nonforfeitable Account to an individual retirement account in the Participant’s name, designated by the Committee in a manner consistent with the rules established under Code Section 401(a)(31)(B); and
C.    if the present value of the Participant’s Nonforfeitable Account exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Articles IV and V, may elect to commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.
The Trust shall continue until the Trustee, after written direction from the Company, has distributed all of the benefits under the Plan. To liquidate the Trust, the Company may, if necessary, purchase a deferred annuity contract for each Participant which protects the

Participant’s distribution rights under the Plan, if the Participant’s Nonforfeitable Account exceeds $5,000, and the Participant does not elect an immediate distribution pursuant to this Section 12.07. Upon termination of the Plan, the amount, if any, in a suspense account under Schedule II shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian

Its:	Senior Vice President, General Counsel and

Secretary

Date:	1/30/2017

SCHEDULE I
PARTICIPATING EMPLOYERS
AND PARTICIPATING UNION EMPLOYEES
Section I.01    PARTICIPATING UNION EMPLOYEES. Members of the following collective bargaining units are eligible to participate in the Plan. All provisions of the Plan shall be applicable to members of said collective bargaining units except as listed below:
1.    United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, #4-417 (formerly the Oil, Chemical and Atomic Workers International Union, Local 8-417), Fairlawn, New Jersey
•Members are not eligible to receive Matching Contributions until the completion of one Year of Service. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 1% of Compensation. In no event shall the Matching Contribution exceed 1% of a member’s Compensation. Notwithstanding the foregoing, effective with the first pay period beginning after July 1, 2015, the Matching Contribution for Before-Tax Contributions made to the Plan after July 1, 2015 shall not exceed 2% of a member’s Compensation. Such Matching Contribution limit shall increase to no more than 2.5% of a member’s Compensation for Before-Tax Contributions made to the Plan effective with the first pay period beginning after January 1, 2016 and no more than 3.0% of a member’s Compensation for Before-Tax Contributions made to the Plan effective with the first pay period beginning after July 1, 2016.
•The Retirement Savings Account Contribution is 20% vested after completion of one Year of Service. Vesting increases 20% per additional Year of Service until full vesting occurs after completion of five Years of Service.
2.    International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local 560, Morris Plains, New Jersey
•Members are immediately eligible to receive Matching Contributions. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 6% of Compensation. In no event shall the Matching Contribution exceed 6% of a member’s Compensation.
•The Retirement Savings Account Contribution is fully vested.
3.    International Brotherhood of Electrical Workers, Local No. 704, AFL-CIO (through August, 2010)
•Members are not eligible to receive Matching Contributions until the completion of one Year of Service. The Matching Contribution is 50% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 6% of Compensation. In no event shall the Matching Contribution exceed 3% of a member’s Compensation.

4.    United Brotherhood of Carpenters and Joiners, Arkansas Regional Council, Local 1225, AFL-CIO, Mountain Home, Arkansas (through February 2, 2012)
•For periods ending on or before May 31, 2009, Participants are not eligible to receive Matching Contributions until the first day of the calendar month next following the completion of one Year of Service. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 3% of Compensation and 50% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions exceed 3% but do not exceed 5% of the Participant’s Compensation. In no event shall the Matching Contribution exceed 4% of a member’s Compensation.
•For periods after May 31, 2009, Members are immediately eligible to receive Matching Contributions. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 6% of Compensation. In no event shall the Matching Contribution exceed 6% of a member’s Compensation.
•The Retirement Savings Account Contribution is 20% vested after completion of one Year of Service. Vesting increases 20% per additional Year of Service until full vesting occurs after completion of five Years of Service.
•Effective June 1, 2009, no additional Retirement Savings Account Contributions shall be made to the Plan.
•Members are permitted to make After-Tax Contributions up to 50% of Compensation; provided Members will not be permitted to make After-Tax Contributions after May 31, 2009. The total amount of Before-Tax Contributions and After-Tax Contributions shall not exceed 50% of Compensation. If a Participant has elected to make Before-Tax Contributions and such contributions cease due to the Code Section 402(g) limit, any amount in excess of that limit, taking into account only Compensation up to the Code Section 401(a)(17) limit, will be treated as an After-Tax Contribution.

5.    United Brotherhood of Carpenters and Joiners Local 1533 AFL-CIO and District 10 International Association of Machinists and Aerospace Workers
•Effective February 28, 2013, the Fisher Hamilton LLC Retirement Savings Plan (the “Fisher Hamilton Plan”) was merged with and into the Plan. Benefits, rights and features of the Fisher Hamilton Plan, as in effect on February 28, 2013, which are required by law to be preserved and maintained, if any, for the active employee participants in the Fisher Hamilton Plan, and which are inconsistent with the provisions of the Plan, are hereby incorporated by reference.

SCHEDULE II
LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
Section II.01    LIMITATIONS APPLICABLE TO BEFORE-TAX CONTRIBUTIONS.
A.    Definitions. For purposes of this Schedule II, the following definitions shall apply:
(i)    “Actual Deferral Percentage,” for each Plan Year, means the average of the ratios (calculated separately for each Participant in a specified group) of:
1.    the amount of Before-Tax Contributions actually paid over to the Trust Fund on behalf of each such Participant for such Plan Year, including Excess Before-Tax Contributions, but excluding: (a) Before-Tax Contributions that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Before-Tax Contributions), (b) Catch-Up Contributions and (c) Before-Tax Contributions made pursuant to Code Section 414(u) by reason of qualified military service, to
2.    the Participant’s Compensation for such Plan Year for the period during which he was a Participant in the Plan.
For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Before-Tax Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions are made.
(ii)    “Excess Before-Tax Contributions,” with respect to any Plan Year, means the excess of:
1.    the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over
2.    the maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).
B.    Actual Deferral Percentage Test. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:
(i)    the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current Plan Year, multiplied by 1.25, or
(ii)    the lesser of 2% plus the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current Plan Year or the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current Plan Year multiplied by two, the deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or (ii) of this subsection B. Under such reduction, the dollar amount of the Excess Before-Tax Contributions is determined as described in subsection A.(ii) above. Next, the Before-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions (not necessarily the Highly Compensated Employee with the highest Actual Deferral Percentage) is reduced to the extent required to equal the maximum deferral dollar amount for Highly Compensated Employees permitted by subparagraphs (i) or (ii) of this subsection B., or to cause such Highly Compensated Employee’s Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions, whichever is less. This process is repeated until the aggregate dollar amount of all Highly Compensated Employee Before-Tax Contributions are reduced to an amount that will cause the dollar amount of the Before-Tax Contributions for all Highly Compensated Employees in the aggregate to equal the dollar amount of Before-Tax Contributions that will cause the average of the Actual Deferral Percentages for the group of Highly Compensated Employees to equal the maximum amount permitted under this Section. Alternatively (or in addition to the reductions set forth above), if the Employer has made any Qualified Matching or Qualified Non-elective Contributions for the Plan Year in question, the Committee may elect to treat all or any part of any such contributions meeting the requirements of Treasury Regulations Section 1.401(k)-1(b)(3) as Before-Tax Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this Section. Any Qualified Matching or Qualified Non-elective Contributions so applied shall not be included in the computation of the Actual Contribution Percentage test requirements of Code Section 401(m) otherwise applicable to such contributions.
C.    Testing Groups. The Actual Deferral Percentage test may be performed separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.
D.    Code Section 415 Limitation. The Employer shall not make a contribution to the Trust to the extent the contribution would exceed the Participant’s Maximum Permissible Amount described in this Schedule II.
E.    Multiple Code Section 401(k) Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Before-Tax Contributions for purposes of the Actual Deferral Percentage test) allocated to his Accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Before-Tax Contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

F.    Optional Plan Aggregation. In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.
G.    Time for Making Contributions. For purposes of determining the Actual Deferral Percentage test, Before-Tax Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. Before-Tax Contributions must, in any event, be paid over by the Employer to the Trustee by the earlier of the date on which they can reasonably be segregated from the Employer’s general assets or within 15 business days after the end of the calendar month in which the Before-Tax Contributions were withheld from the Participant’s Compensation.
H.    Recordkeeping. The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.
I.    Compliance with the Code. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.
Section II.02    DISTRIBUTION OF EXCESS BEFORE-TAX CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Before-Tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Before-Tax Contributions were allocated for the preceding Plan Year. Whenever possible, however, such distributions shall be made within two and one-half months after the end of the Plan Year during which the Excess Before-Tax Contributions occurred. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Before-Tax Contributions attributable to each of such Employees under the methodology described above. Excess Before-Tax Contributions shall be treated as Annual Additions under the Plan.
A.    Determination of Income or Loss. Excess Before-Tax Contributions shall be adjusted for any income or loss. Such adjustments shall include any income or loss through the end of the Plan Year in which the excess arose. The income or loss allocable to Excess Before-Tax Contributions is the income or loss allocable to the Participant’s Before-Tax Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Before-Tax Contributions for the year and the denominator of which is the Participant’s Account balance attributable to Before-Tax Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year. Alternatively, the Company may determine the income or loss allocable to Excess Before-Tax Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
B.    Accounting for Excess Before-Tax Contributions. Excess Before-Tax Contributions shall be distributed from the Participant’s Before-Tax Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant’s Before-Tax Contributions and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Before-Tax Contributions shall be distributed from the Participant’s Qualified Non-elective Contribution Account only to the extent that such Excess Before-Tax Contributions exceed the balance in the Participant’s Before-Tax Account and Qualified Matching Contribution Account.
Section II.03    DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.
A.    Definitions. For purposes of this Schedule II, the following definitions shall apply:
(i)    “Elective Deferrals” means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any SIMPLE IRA described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a compensation reduction arrangement.
(ii)    “Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C. below.

B.    Prohibition of Deferrals in Excess of Code Section 402(g) Dollar Limitations. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) (as adjusted for increases in the cost-of-living) in effect at the beginning of such taxable year, except to the extent Catch-up Contributions are permitted to be made to the Plan, as described in Code Section 414(v) or such Elective Deferrals are made by reason of a Participant’s qualified military service under Code Section 414(u).
C.    Distribution of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Company on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.
Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.
D.    Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss. Such adjustments shall include any income or loss through the end of the Plan Year in which the excess arose. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Alternatively, the Company may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 of the calendar year following the Plan Year in which such Excess Elective Deferrals are claimed to have been made.

Section II.04    LIMITATIONS APPLICABLE TO AFTER-TAX CONTRIBUTIONS AND MATCHING CONTRIBUTIONS.
A.    Definitions. For purposes of this Schedule II, the following definitions shall apply:
(i)    “Actual Contribution Percentage” means the average of the Contribution Percentages of the Eligible Participants in a group.
(ii)    “Contribution Percentage” means the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).
(iii)    “Contribution Percentage Amounts” means the sum of the After-Tax Contributions, Non-Safe Harbor Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include the following: (a) Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Before-Tax Contributions, Excess Elective Deferrals, or Excess Aggregate Contributions, (b) Matching Contributions made by reason of an eligible employee’s qualified military service under Code Section 414(u), and (c) disproportionate target Matching Contributions as described in Treasury Regulations Section 1.401(m)-2(a)(5)(ii). If it so desires, the Employer may make Qualified Non-elective Contributions designated for inclusion in the Contribution Percentage Amounts. The Employer also may elect to use Before-Tax Contributions in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Before-Tax Contributions are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Before-Tax Contributions that are used to meet the Actual Contribution Percentage test.
(iv)    “Eligible Participant” means any Employee who is eligible to make an After-Tax Contribution or a Before-Tax Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee contributions are made.
(v)    “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:
1.    the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

2.    the maximum Contribution Amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
Such determination shall be made after first determining Excess Before-Tax Contributions pursuant to Section II.01. After making such determination, the dollar amount of the Excess Aggregate Contributions shall be determined. The Excess Aggregate Contributions, on a dollar amount basis, shall be allocated to the Account(s) of the Highly Compensated Participant(s) with the highest dollar amount of Contribution Percentage Amounts allocated to his/their Account(s) in a reverse leveling process similar to the one described in Section II.01 applicable to Before-Tax Contributions.
(vi)    “Matching Contribution” means an Employer contribution (other than a Safe Harbor Matching Contribution) made to this or any other defined contribution plan on behalf of a Participant on account of an After-Tax Contribution made by such Participant, or on account of a Participant’s Before-Tax Contributions under a Plan maintained by the Employer.
B.    Actual Contribution Percentage Test. The Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in this Schedule II) must satisfy one of the following tests:
(i)    The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current Plan Year multiplied by 1.25; or
(ii)    The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current Plan Year multiplied by two, provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed such Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two percentage points.
C.    Testing Groups. The Actual Contribution Percentage test may be performed separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.
D.    Aggregation of Contribution Percentage Amounts. For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more Plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.
E.    Aggregation of Plans. In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.
F.    Allocation of Amounts to Plan Years. For purposes of determining the Actual Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.
G.    Recordkeeping. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.
H.    Code Requirements. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

Section II.05    DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.
A.    Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss. Such adjustments shall include any income or loss through the end of the Plan Year in which the excess arose. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant’s Matching Account and Qualified Matching Contribution Account (if any, and only to the extent that amounts therein are not used in the Actual Deferral percentage test), and Qualified Non-Elective Contribution Account and Before-Tax Account if any such amounts were used in calculating the Actual Contribution Percentage test, for the Plan Year, multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Alternatively, the Company may determine the income or loss allocable to Excess Aggregate Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
B.    Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer.
C.    Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant’s After-Tax Account, Matching Account and Qualified Matching Contribution Account (and, if applicable, the Participant’s Qualified Non-elective Contribution Account or Before-Tax Account, or both).
Section II.06    ALTERNATIVE TO DISTRIBUTION OF EXCESS AMOUNTS. In lieu of distributing Excess Before-Tax Contributions or Excess Aggregate Contributions and to the extent elected by the Employer, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code, and in accordance this Schedule II of the Plan.

Section II.07    ANNUAL ADDITIONS - DEFINITIONS. For purposes of Section II.08, the following definitions and rules of interpretation shall apply:
A.    “Annual Additions” means the sum of the following amounts credited to a Participant’s Account for any Limitation Year:
(i)    After-Tax Contributions, Before-Tax Contributions, Matching Contributions, and Qualified Matching Contributions;
(ii)    Discretionary Contributions, Special Contributions, Retirement Savings Account Contributions, Profit Sharing Contributions and Qualified Non-elective Contributions, if any;
(iii)    Forfeitures, if any; and
(iv)    Excess amounts reapplied to reduce Employer contributions under Section II.08.
Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer. Allocations under a SEP which is maintained by the Company are treated as Annual Additions to a Defined Contribution Plan. Rollover or Transfer Contributions shall not constitute Annual Additions. However, Annual Additions do not include Restorative Payments allocated to a Participant’s Account. “Restorative Payments” are payments made to restore some or all of the Plan’s losses due to an action (or failure to act) by a Plan fiduciary that creates a reasonable risk of liability for a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under Title I of ERISA or under other applicable federal or state law so long as Participants who are similarly situated are treated similarly with respect to the payments. Restorative Payments include, but are not limited to, payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). In addition, dividends paid by an employee stock ownership plan (ESOP) and reinvested in the ESOP under Code Section 404(k)(2)(A)(iii)(II) are not Annual Additions.
An Annual Addition is credited to a Participant’s Account for a Limitation Year if it is allocated to the Participant’s Account under the terms of the Plan as of any date within that Limitation Year. Similarly, an Annual Addition that is made pursuant to a corrective amendment that complies with the requirements of Treasury Regulations Section 1.401(a)(4)-11(g) is credited to a Participant’s Account for a Limitation Year if it is allocated to the Participant’s Account under the terms of the corrective amendment as of any date within that Limitation Year. However, if the allocation of an Annual Addition is dependent upon the satisfaction of a condition (such as continued employment or the occurrence of an event) that has not been satisfied by the date as of which the Annual Addition is allocated under the terms of the Plan, the Annual Addition is considered allocated as of the date the condition is satisfied.
Contributions are not treated as credited to a Participant’s Account for a Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the Limitation Year ends. If contributions are made to the Plan after the end of the period during which contributions can be made and treated as credited to a Participant’s Account for a Limitation Year, allocations attributable to those contributions are treated as credited to the Participant’s Account for the Limitation Year during which those contributions are made. Employee After-Tax Contributions are not treated as credited to a Participant’s Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year. A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant’s Account as a forfeiture.
If the Company contributes an amount to a Participant’s Account with respect to a prior Limitation Year and such contribution is required by reason of such Participant’s rights under Code Section 414(u)(1), then such contribution is considered an Annual Addition for the Limitation Year to which the contribution relates instead of the Limitation Year in which the contribution is made.
If an amount is allocated to a Participant’s Account in a Limitation Year because of an erroneous forfeiture in a prior Limitation Year or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Participant for the Limitation Year in which the correction occurs, but will be considered an Annual Addition for the Limitation Year to which it relates. For purposes of the foregoing sentence, if the amount so contributed in the Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution that consists of such gains is not considered as an Annual Addition for any Limitation Year.
B.    “Company” means any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) that includes Thermo Fisher Scientific Inc., or any trades or businesses (whether or not incorporated) that are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) with Thermo Fisher Scientific Inc., or a member of an affiliated service group (as defined in Code Section 414(m)) that includes Thermo Fisher Scientific Inc., or any other entity required to be aggregated with Thermo Fisher Scientific Inc., pursuant to regulations under Code Section 414(o).
C.    For purposes of Sections II.07 and II.08 and with respect to the Limitation Year, “Compensation” means a Participant’s wages received during the Plan Year from the Employer that are required to be reported as wages within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (wages, tips and other compensation as reported on Form W-2) but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) and amounts paid or reimbursed by the Employer for moving expenses incurred by a Participant but only to the extent that at the time of payment it is reasonable to believe that such amounts are deductible by the Participant under Code Section 217. For purposes of this Schedule II:
(i)    Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from a Participant’s gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) and elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).
(ii)    Compensation shall exclude amounts paid by the Employer to a Participant after the Participant’s Severance from Employment with the Employer except to the extent provided in Section 1.12(C) of the Plan.
(iii)    Differential wage payments by the Employers to Participants who are called to active duty, to the extent such payments do not exceed the amounts the Participant would have received if he had continued to perform services for the Employer rather than entering qualified military service, are included as Compensation.
Compensation shall not be greater than the limit under Code Section 401(a)(17) that applies to that year.
Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by the Company to compensate an Employee for lost wages are Compensation for the Limitation Year to which the back pay relates, but only to the extent such payments represent Compensation that would otherwise be Compensation under this Section. If a Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), the Participant’s Compensation means the Compensation the Participant would have received for the year if the Participant were paid at the rate of Compensation paid immediately before becoming permanently and totally disabled, if such Compensation is greater than the Participant’s Compensation determined without regard to this paragraph. However, this paragraph applies only if the Participant is not a Highly Compensated Employee immediately before becoming disabled and contributions made with respect to amounts treated as Compensation under this paragraph are Nonforfeitable when made.
Generally, in order to be taken into account for a Limitation Year, Compensation must be paid or treated as paid to the Employee before the Employee’s Severance from Employment with the Company. In addition to the foregoing, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2½) months (or such other period as extended by subsequent Treasury Regulations or other published guidance) after Severance from Employment with the Company; or (ii) the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Company. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Employee’s Severance from Employment and the payments are: (i) regular

Compensation for Services during the Participant’s regular working hours, Compensation for Services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee if the Employee had continued in employment with the Company; (ii) for accrued bona fide sick, PTO or other leave, but only if the Participant would have been able to use the leave if employment had continued; or (iii) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Company and only to the extent the payment is includible in the Employee’s gross income. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (i) to an individual who does not currently perform services for the Company by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company; or (ii) to any Participant who is permanently and totally disabled for a fixed or determinable period, as determined by the Plan Administrator.
For purposes of this Section, “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For purposes of this Section, “Severance from Employment” occurs when the Employee ceases to be an employee of the Company maintaining the Plan, and an Employee does not have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.
D.    “Defined Benefit Plan” means a retirement plan that does not provide for individual accounts for Company contributions. The Committee shall treat all Defined Benefit Plans (whether or not terminated) maintained by the Company as a single plan.
E.    “Defined Contribution Plan” means a retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants that the Committee may allocate to such Participant’s account. Solely for purposes of this Schedule II, the Committee shall treat employee contributions made to any Defined Benefit Plan maintained by the Company as a separate Defined Contribution Plan. The Committee shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Committee shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan.
E.    “Limitation Year” means the Plan Year.

F.    “Maximum Permissible Amount” means for a Limitation Year, with respect to any Participant, the lesser of:
(i)    $54,000 (in 2017, as adjusted in accordance with Code Section 415(d)), or
(ii)    100% of the Participant’s Compensation for the Limitation Year.
The Compensation limit set forth in item (ii) above shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419(f)(2)) after severance from employment, which is otherwise treated as an Annual Addition.
If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $54,000 limitation (or larger limitation) by the following fraction:

Number of months in the short Limitation Year 12.
G.    Required Plan Aggregation. For purposes of applying the limitations of Code Sections 415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified Benefit Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one Defined Benefit Plan and all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.
H.    Interpretation. For purposes of this Schedule II, the default rules of Code Section 415 and the Treasury Regulations thereunder are incorporated herein by this reference unless an optional rule is set forth in this Schedule II or elsewhere in the Plan.

Section II.08    ANNUAL ADDITION - LIMITATIONS. The amount of the Annual Addition that may be credited under this Plan to any Participant’s Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Participant’s Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.
If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Participant’s Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Schedule II multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Schedule II during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this Schedule II.
If contributions to this Plan on behalf of a Participant are to be reduced prior to their contribution to the Plan as a result of this Schedule II, such reduction shall be effected by first reducing the amount of any After-Tax Contributions, and then, if necessary, Before-Tax Contributions (along with any corresponding Matching Contributions) on behalf of such Participant, and then, if necessary, by reducing the Discretionary Contributions, Profit Sharing Contributions and/or Retirement Savings Account Contributions that would otherwise have been allocated to a Participant’s Account. Corrections for excess Annual Additions shall be made in a manner consistent with the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service, as in effect from time to time
Section II.09    ADP/ACP TESTING METHODS. The Plan consists of two or more disaggregated plans. The Plan uses the current year testing method to satisfy the Actual Deferral Percentage Test for the disaggregated plan(s) that cover members of collective bargaining units and uses the safe harbor method to satisfy the Actual Deferral Percentage and Actual Contribution Percentage Tests for the disaggregated plan that covers Participants who are not members of collective bargaining units. Effective January 1, 2014, the Plan shall use the current year testing method to satisfy the Actual Deferral Percentage and Actual Contribution Percentage Tests for the disaggregated plan that covers Participants who are not members of collective bargaining units.

Section II.10    QSLOB TESTING PROVISIONS. For any testing year (as defined in Code Section 414(r)) the Company may elect (by filing with the IRS at the time and in the manner prescribed by the IRS) to use qualified separate lines of business (“QSLOB”) in order to satisfy nondiscrimination and/or coverage testing for the Plan.
Section II.11    FURTHER REDUCTIONS OF CONTRIBUTIONS. In any Plan Year in which the Committee deems it necessary to do so to meet the requirements of this Schedule II or the Code and the Treasury Regulations thereunder, the Committee may further reduce the amount of Contributions that may be made to a Participant’s Account.
Section II.12    AGGREGATION RULES. The rules under Code Section 415(j) shall apply as appropriate for purposes of this Schedule II. In no event shall a Participant’s benefit be double counted in the application of these aggregation rules. The limitations of this Schedule II shall be determined and applied taking into account the aggregation rules provided herein, and the aggregation rules not otherwise provided in this Schedule II, as incorporated by reference from Treasury Regulations Section 1.415(f)-1. However, any increase in benefits resulting from the application of such rules shall apply only to Participants who have completed at least one Hour of Service with the Company after said date.
Section II.13    INCORPORATION BY REFERENCE. Notwithstanding anything contained in this Schedule II to the contrary, the limitations, adjustments and other requirements provided in this Schedule II shall at all times comply with the provisions of Code Section 415 and the Treasury Regulations issued thereunder, the terms of which are specifically incorporated into this Plan by reference.
Section II.14    REPEAL OF PROVISION. Should Congress provide by statute, or the Internal Revenue Service provide by regulation or ruling, that any or all of the conditions set forth in this Schedule II are no longer necessary for the Plan to meet the requirements of Code Section 401 or other applicable provisions of the Code then in effect, such conditions shall immediately become void and shall no longer apply, without the necessity of further amendment to the Plan.

FIRST AMENDMENT
TO THE
THERMO FISHER SCIENTIFIC INC. 401(K) RETIREMENT PLAN

Background Information

A.Thermo Fisher Scientific Inc. (the “Company”) previously adopted and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “Plan”) for the benefit of its eligible employees and their beneficiaries. The Management Pension Committee (the “Committee”) assists the Company in the Plan’s administration.
B.The Company desires to authorize and accept the merger of the FEI Company 401(k) Plan (the “FEI Plan”), the Finesse Solutions Inc. Retirement Trust (the “Finesse Plan”) and the Molecular Transfer, Inc. 401(k) Profit Sharing Plan (the “Molecular Transfer Plan”) with and into the Plan.
C.The Company also desires to amend the Plan to provide for any benefits, rights or features that must be preserved upon the merger of the FEI Plan, Finesse Plan and Molecular Transfer Plan with and into the Plan, as applicable.
D.The Company further desires to amend the Plan to comply with recent Treasury Regulations regarding qualified nonelective and qualified matching contributions.
E.The Company also desires to amend the Plan to comply with recent guidance issued by the Department of Labor regarding claims for benefits involving the determination of disability or benefits related to a participant’s disability under the Plan.
F.Section 12.02 of the Plan permits the Company to amend the Plan through action of the Committee by a written instrument, duly executed by a majority of the Committee’s members, if such amendment is required to ensure the continued qualification of the Plan and its trust under the Internal Revenue Code of 1986, as amended, and/or the Employee Retirement Income Security Act of 1974, as amended, or such amendment does not involve an estimated annual cost under the Plan in excess of $5,000,000.

Amendment of the Plan
The Plan is hereby amended effective January 1, 2018, unless another date is indicated herein, as follows:
1.Section 1.42J. of the Plan, “Service,” is hereby amended by adding a new last paragraph to read as follows:
    In addition, an Employee who was employed by (i) FEI Company, or any of its related entities (“FEI”) as of September 19, 2016, (ii) Finesse Solutions, Inc. (“Finesse”) as of February 14, 2017, or (iii) Molecular Transfer, Inc. (“Molecular Transfer”) as of November 21, 2016, shall have all service with FEI, Finesse, or Molecular Transfer, or as otherwise provided in the FEI Company 401(k) Plan (the “FEI Plan”), the Finesse Solutions Inc. Retirement Trust (the “Finesse Plan”) or the Molecular Transfer, Inc. 401(k) Profit Sharing Plan (the “Molecular Transfer Plan”), counted as Service under the Plan for purposes of determining eligibility to participate and vesting.

2.Section 2.01A. of the Plan, “In General,” is hereby amended by adding a new last sentence to read as follows:
An Employee of FEI, Finesse, or Molecular Transfer shall become an Eligible Employee under the Plan effective January 1, 2018.
3.The second sentence of Section 3.04D. of the Plan, “Qualified Matching Contributions,” is hereby amended to read as follows:
“Qualified Matching Contributions” shall mean Matching Contributions that are Nonforfeitable when allocated to a Participant’s Account and subject to the distribution requirements of Code Section 401(k) when made to the Plan.
4.The second sentence of Section 3.06 of the Plan, “Qualified Non-Elective Contributions,” is hereby amended to read as follows:
For purposes of this Article III, “Qualified Non-elective Contributions” shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when allocated to a Participant’s Account; and that are distributable only in accordance with the distribution provisions that are applicable to Before-Tax Contributions and Qualified Matching Contributions.
5.The fourth sentence of Section 3.11 of the Plan, “Rollover and Transfer Contributions,” is hereby amended to read as follows:
The Plan shall not accept any rollover amounts that contain after-tax contributions, but may accept amounts which include an outstanding participant loan balance; provided, however, that the Plan shall accept a rollover amount containing after-tax contributions as part of the merger of the Life Technologies Plan or the FEI Plan with and into the Plan, and effective January 1, 2015, shall accept Roth Rollover Contributions which shall be treated in the same manner as Rollover Contributions for all purposes under the Plan.
6.Section 4.01 of the Plan, “Vesting,” is hereby amended by adding a new last paragraph to read as follows:
            Amounts transferred to the Plan as part of the merger of the FEI Plan, the Finesse Plan and the Molecular Transfer Plan with and into the Plan shall continue to vest according to the vesting schedule contained in the applicable merging plan; provided, however, that any amounts contributed to the Plan after December 31, 2017 for any Participant who previously participated in one of the merged plans identified in this paragraph, shall be subject to the Plan’s regular vesting schedule.
7.Section 5.04 of the Plan, “Form of Payment,” is hereby amended by (i) deleting the word “or” at the end of subsection C.; (ii) adding the word “or” at the end of subsection D. and (iii) adding a new subsection E. to read as follows:
    E.    for a distribution of assets transferred to the Plan from the Finesse Plan only, in the case of such transferred assets attributable to an insurance contract, annuity contract or Participant loan, if any, the Company shall make available such optional methods of payment in kind, as required by applicable law.
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8.Section 8.10 of the Plan, “Claims Involving Benefits Related to Disability,” is hereby amended by adding a new subsection E. to read as follows:
    E.    Notwithstanding anything in Section 8.07 or this Section 8.10 to the contrary, correspondence and communications to any Participant regarding a claim involving a determination of Disability (as defined in Section 1.13) under the Plan shall comply with applicable Department of Labor Regulations, as in effect on the date the claim is presented to the Plan, as the same may be amended from time to time.
9.All other Plan provisions shall remain in full force and effect.

THERMO FISHER SCIENTIFIC INC.
By: /s/ Seth H. Hoogasian
Its: SVP, General Counsel
Date: 12-21-17

3

SECOND AMENDMENT
TO THE
THERMO FISHER SCIENTIFIC INC. 401(K) RETIREMENT PLAN

Background Information
A.Thermo Fisher Scientific Inc. (the “Company” previously adopted and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “Plan”) for the benefit of its eligible employees and their beneficiaries. The Management Pension Committee (the “Committee”) assists the Company in the Plan’s administration.
B.The Company desires to authorize and accept the merger of the following plans with and into the Plan, including the transfer of assets and liabilities, effective as of the dates set forth herein: (i) the IntegenX Inc. Savings and Retirement Plan (the “IntegenX Plan”) effective December 31, 2018, (ii) the Patheon U.S. Retirement Savings Plan (the “Patheon Plan”), effective January 2, 2019, and (iii) the Linkage Biosciences Inc. 401(k) Profit Sharing Plan and Trust (the “Linkage Plan”), effective January 28, 2019.
C.The Company further desires to amend the Plan to provide for any benefits, rights or features that must be preserved upon the mergers of the IntegenX Plan, the Patheon U.S. Plan and the Linkage Plan with and into the Plan.
D.The Company also desires to amend the Plan to provide for additional provisions related to specific transactions related to the Plan, including, but not limited to: (i) a transition contribution applicable to former Becton-Dickinson employees; (ii) the acceptance of after-tax and Roth contributions resulting from a bulk rollover of Becton, Dickinson accounts; (iii) a matching contribution for participants who are members of the AFL-CIO, Local 4-417; and (iv) contributions to the Plan from MGB performance bonus payments.
E.The Company further desires to amend the Plan to permit the continued participation in the Plan by the former employees of the Company’s Anatomical Pathology business through March 31, 2020, as well as accelerated vesting for such participants.
F.The Company desires to amend the Plan to reflect required and permissive changes to the administration of in-service hardship withdrawals as established by the U.S. Treasury Department and the Internal Revenue Service, with such changes generally effective July 1, 2019.
F.The Company also desires to amend the Plan to provide that the VP, Global Benefits shall have authority to sign amendments to the Plan which are necessary or desirable to ensure the continued qualification of the Plan and its related Trust under the Internal Revenue Code of 1986, as amended (the “Code”) as well as the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any regulations or interpretations issued by the Internal Revenue Service or the Department of Labor with respect to the Code or ERISA.
G.Section 12.02 of the Plan permits the Company to amend the Plan through action of the Committee by a written instrument, duly executed by a majority of the Committee’s members, if such amendment is required to ensure the continued
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qualification of the Plan and its trust under the Code and/or ERISA, or such amendment does not involve an estimated annual cost under the Plan in excess of $5,000,000.

Amendment of the Plan
The Plan is hereby amended effective January 1, 2019, unless another date is indicted herein, as follows:
1.Section 1.12 of the Plan, “Compensation,” is hereby amended by revising the second sentence in subsection A to read as follows:
“Compensation does not include bonuses (other than any MGB performance bonus payment made through March 2020 or any annual incentive payment), stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits (whether or not includible in gross income).”
2.Section 1.16 of the Plan, “Eligible Employee,” is hereby amended by adding a new last paragraph to read as follows:
“Notwithstanding the foregoing, Plan Participants who were employees of the Company’s former Anatomical Pathology business (“APD”) which was divested from the Company effective June 28, 2019 shall remain Eligible Employees and Participants in the Plan through March 31, 2020. Further, for this purpose, “Employer” as defined in Section 1.18 below shall include APD through March 31, 2020.”
3.Section 1.18 of the Plan, “Employer(s)” is hereby amended by revising the first sentence to create two new sentences to read as follows:
“The Company, any Related Employer, or other corporation, partnership, firm, or business that has ratified and adopted this Plan in a manner satisfactory to, and with the consent of, the Company. A Related Employer by reason of merger or other acquisition shall not be treated as an Employer until such time as the Company determines that such entity shall be treated as an Employer.”
4.Section 1.42J. of the Plan, “Service,” is hereby amended by adding a new last paragraph to read as follows:
“Further, an Employee who was employed by (i) IntegenX, or any of its related entities (“IntegenX”) as of December 31, 2018, (ii) Patheon U.S., or any of its related U.S. entities (“Patheon”) as of January 2, 2019 or (iii) Linkage Biosciences Inc., or any of its related entities (“Linkage”) as of January 28, 2019, shall have all service with IntegenX, Patheon or Linkage, or as otherwise provided in the IntegenX Savings and Retirement Plan (the “IntegenX Plan”), the Patheon U.S. Retirement Savings Plan (the “Patheon Plan”) or the Linkage Biosciences Inc. 401(k) Profit Sharing Plan and Trust (the “Linkage Plan”), counted as Service under the Plan for purposes of determining eligibility to participate and vesting.”
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5.Section 2.01A of the Plan, “In General,” is hereby amended by adding a new last sentence to read as follows:
“An Employee who was previously employed by one of the following acquired entities shall become an Eligible Employee under the Plan effective as of the following applicable date (provided the Employee was employed by the Employer on such date): (i) IntegenX, effective December 31, 2018, (ii) Patheon, effective January 2, 2019 and (iii) Linkage, effective January 28, 2019.”
6.The fourth sentence of Section 3.11 of the Plan, “Rollover and Transfer Contributions,” is hereby amended to read as follows:
“The Plan shall not accept any rollover amounts that contain after-tax contributions, but may accept amounts which include an outstanding participant loan balance; provided, however, that the Plan shall accept a rollover amount containing after-tax contributions as part of the merger of the Life Technologies Plan or the FEI Plan with and into the Plan, as well as the transfer of assets from the Becton, Dickinson and Company Savings Incentive Plan as of February 13, 2019, and effective January 1, 2015, shall accept Roth Rollover Contributions which shall be treated in the same manner as Rollover Contributions for all purposes under the Plan.”
7.A new Section 3.17, “Transition Contributions,” is hereby added to the Plan, to read as follows:
“Section 3.17    Transition Contributions. The Employer shall make a Transition Contribution to the Plan, subject to the following provisions:
A.    Eligibility. Participants eligible for the Transition Contribution are those U.S. employees of the Advanced Bioprocessing business acquired from Becton, Dickinson and Company (“BD”) who were employed by BD immediately prior to October 26, 2018. An eligible Participant excludes any employee covered by a collective bargaining agreement between BD and either the UAW, Local 246 or the IUOE.
B.    Period of Contributions. The Transition Contributions will be made for the period beginning October 26, 2018 and ending December 31, 2020. The first payment, for the period beginning in October 2018 shall be made in January 2019.
C.    Frequency of Contributions. The Transition Contribution shall be made on a quarterly basis, as of the end of each calendar quarter. An eligible Participant must be employed as of the last day of the quarter in order to receive a Transition Contribution; provided, however, that an eligible Participant who retired on or after attaining age 65, became Disabled or died during the calendar quarter shall be eligible to receive the Transition Contribution for the quarter.

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D.    Contribution Amount. The Transition Contribution shall be a fixed percentage of Compensation based on the following table:

Points (Age + Service)	Contribution Percentage
Under 40	1.5%
40-49	2.5%
50-59	3.5%
60-69	4.5%
70+	5.5%
Age and Service is based on completed years and months as of December 31, 2018. Service shall include BD service. Compensation is eligible wages under this Plan.
E.    Vesting. The Transition Contribution shall be 100% vested.
F.    Distributions. The Transition Contribution shall be treated as other non-elective contributions under the Plan (e.g., in-service withdrawals only after age 59-1/2, not eligible for hardship distributions or pre-59-1/2 distributions, eligible for Plan loans) and shall be eligible for any form of benefit distribution available under the Plan.”
8.Section 4.01 of the Plan, “Vesting,” is hereby amended by adding two new paragraphs to the end thereof to read as follows:
“Active Employee Participants impacted by the APD divestiture shall become 100% vested in the Plan as of June 28, 2019.
Amounts transferred to the Plan as part of the merger of the IntegenX Plan, the Patheon Plan and the Linkage Plan with and into the Plan shall continue to vest according to the vesting schedule contained in the applicable merging plan. Any amounts contributed to the Plan by any Eligible Employee previously employed by one of the following acquired entities shall be subject to the Plan’s regular vesting schedule effective as of the following applicable date: (i) IntegenX-- December 31, 2018, (ii) Patheon -- January 2, 2019 and (iii) Linkage -- January 28, 2019.”
9.Section 5.04 of the Plan, “Form of Payment,” is hereby amended by revising subsection E to read as follows:
    “E.    for a distribution of assets transferred to the Plan from (a) the Linkage Plan, in the case of such assets attributable to an annuity contract, if any, and (b) the Finesse Plan, the IntegenX Plan, and the Patheon Plan, in the case of such transferred assets attributable to an insurance contract, annuity contract or Participant loan, if any, the Company shall make available such optional methods of payment in kind, as required by applicable law.”
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10.Effective July 1, 2019, Section 6.04 of the Plan, “Hardship Withdrawals,” is hereby amended by deleting from the first paragraph the following parenthetical:
“(but excluding all earnings credited thereto after December 31, 1988)”
11.Effective July 1, 2019, Section 6.04 of the Plan, “Hardship Withdrawals,” is hereby amended by revising (vi) to subsection A to read as follows:
“(vi)    for hardship distributions made on or after January 1, 2018, payments to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income).”
12.Effective July 1, 2019, subsection B of Section 6.04 of the Plan, “Hardship Withdrawals,” is hereby amended by deleting the words “and all nontaxable loans, currently available under all plans maintained by the Employer,” from subsection (i); deleting in its entirety subsection (ii) (regarding suspension of contributions after a hardship distribution); and renumbering (iii) and (iv) accordingly.
13.Section 6.11 of the Plan, “In-Service Distributions to Individuals Called to Active Duty,” is hereby amended to make certain clarifications by revising the first sentence and subsection A to read as follows:
“Any Participant who is a Qualified Reservist may withdraw the portion of his Account balance attributable to his Before-Tax Contributions or Roth Contributions regardless of age or employment status to the extent that such distribution is a Qualified Reservist Distribution. For purpose of this Section 6.11, a “Qualified Reservist Distribution” is:
A.    a distribution of amounts attributable to Employer contributions made pursuant to Before-Tax Contributions and Roth Contributions under this Plan;”
14.Section 12.02 of the Plan, “Amendment by Employer,” is hereby amended to add the following sentence before the second to last sentence in the paragraph:
“Additionally, the VP, Global Benefits shall have authority to sign amendments to the Plan which are necessary or desirable to ensure the continued qualification of the Plan and its related trust under the Code or which may be necessary to comply with the requirements of ERISA, or any regulations or interpretations issued by the Department of Labor or the IRS with respect to the requirements of ERISA or the Code.”

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15.Section I.01 of Schedule I of the Plan, “Participating Union Employees,” is hereby amended to delete the first bullet point under subsection 1 (related to Participants in the AFL-CIO, Local 4-417) and replace it with two new bullet points to read as follows:
•Certain Members are eligible for a “Retirement Savings Account” contribution equal to 2.5% of Compensation, in accordance with the provisions of Section 3.09 of the Plan.
•For Members who are not eligible for the Retirement Savings Contribution described in Section 3.09B of the Plan, the Matching Contribution is 100% of the Before-Tax Contributions or Roth Contributions of such Member that does not exceed 5% of the Participant’s Compensation. For Members who are eligible for the Retirement Savings Contribution described in Section 3.09B of the Plan, the Matching Contribution is 100% of the Before-Tax Contributions or Roth Contributions of such Member that does not exceed 3% of the Participant’s Compensation.
16.All other provisions of the Plan shall remain in full force and effect.

The Thermo Fisher Scientific Inc. Management Pension Committee approved and authorized this Second Amendment to the Thermo Fisher Scientific Inc. 401(k) Retirement Plan via a Written Consent on December 9, 2019.

THERMO FISHER SCIENTIFIC INC.
By: /s/ Michael A. Boxer
Its: Senior Vice President and General Counsel
Date: December 19, 2019

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THIRD AMENDMENT
TO THE
THERMO FISHER SCIENTIFIC INC. 401(K) RETIREMENT PLAN

Background Information
A.Thermo Fisher Scientific Inc. (the “Company”) previously adopted and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “Plan”) for the benefit of its eligible employees and their beneficiaries. The Management Pension Committee (the “Committee”) assists the Company in the Plan’s administration.
B.The Company desires to amend the Plan to authorize the merger with and into the Plan of the retirement plan of an acquired entity, Brammer Bio LLC, which is a participating employer in the TriNet 401(k) Plan (the “Brammer Bio Plan”), effective December 31, 2020, including the transfer of assets and liabilities of the same, as well as any necessary amendments to be made to the Plan’s document including to provide for any benefits, rights and features that must be preserved upon the merger of the Brammer Bio Plan with and into the Plan.
C.The Company further desires to amend the Plan to accomplish the following: (i) reduce the minimum amount of any in-service withdrawal, other than a hardship withdrawal, to be the lesser of $500 ($1,000 prior to January 1, 2021) or 100% of the Participant’s Nonforfeitable Account Balance, in order to maintain consistent administration throughout the Plan; (ii) reflect the spinoff from the Plan of the former employees of the Company’s Anatomical Pathology business effective May 1, 2020; and (iii) incorporate special provisions in response to the COVID-19 pandemic and in accordance with related legal guidance, the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
D.The Company further desires to amend the Plan to address certain provisions negotiated under the collective bargaining agreement applicable to former participants of the Thermo Fisher Scientific Inc. Hourly Employees’ Retirement Plan for Local 246 UAW AFL-CIO (f/k/a the Difco Laboratories Incorporated Hourly Employees’ Retirement Plan) (the “Difco Plan”), including (i) revise the definition of Compensation to include a one-time bonus paid to certain participants in the Difco Plan so that such bonus is considered Compensation that may be deferred to the 401(k) Plan, and (ii) reflect a one-time contribution to the 401(k) Plan for certain Difco Plan participants equal to the product of 6% of the participant’s hourly rate of pay as of August 1, 2020, multiplied by 2080 hours.
E.Section 12.02 of the Plan permits the Company to amend the Plan.

Amendment of the Plan
The Plan is hereby amended as set forth below effective as of January 1, 2020, unless a different effective date is stated herein:

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1.Section 1.12 of the Plan, “Compensation,” is hereby amended by replacing the first paragraph of subsection A with the following:
“A.    General Definition. For a calendar year, the amount paid to a Participant by an Employer during the year for wages, salaries and other amounts received in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales representatives, compensation for services on the basis of a percentage of profits, annual incentive payments, overtime and shift differential). Compensation does not include bonuses (except as set forth in the next sentence), stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits (whether or not includible in gross income). Notwithstanding the foregoing, Compensation includes any annual incentive payment, MGB performance bonus payment made through March 2020, and the one-time bonus paid to certain participants in the Thermo Fisher Scientific Inc. Hourly Employees’ Retirement Plan for Local 246 UAW AFL-CIO (f/k/a the Difco Laboratories Incorporated Hourly Employees’ Retirement Plan) (“Difco Plan”). Compensation also includes Elective Contributions made by the Employer on the Employee’s behalf. “Elective Contributions” are amounts excludible from the Employee’s gross income under Code Sections 402(e)(3), 402(h), 125, 403(b), 408(p), 457, 132(f)(4) and “deemed compensation” under Code Section 125. Further, Compensation shall also include any differential wage payments (as defined in Code Section 3401(h)(2)) made by the Employer, as required by Code Section 414(u)(12), as amended by the HEART Act.”
2.Section 1.16 of the Plan, “Eligible Employee,” is hereby amended by revising the last paragraph to read as follows:
“Notwithstanding the foregoing, Plan Participants who were employees of the Company’s former Anatomical Pathology business (“APD”) which was divested from the Company effective June 28, 2019 shall remain Eligible Employees and Participants in the Plan through May 1, 2020. Further, for this purpose, “Employer” as defined in Section 1.18 below shall include APD through May 1, 2020.”
3.Section 1.42J. of the Plan, “Service,” is hereby amended by adding a new last paragraph to read as follows:
“Further, an Employee who was employed by Brammer Bio, LLC (“Brammer Bio”) as of September 30, 2020, shall have all service with Brammer Bio, or as otherwise provided in the TriNet 401(k) Plan (the “Brammer Bio Plan), counted as Service under the Plan for purposes of determining eligibility to participate and vesting.”
4.Section 2.01A of the Plan, “In General,” is hereby amended by adding a new last sentence to read as follows:
“An Employee who was previously employed by Brammer Bio shall become an Eligible Employee under the Plan effective as of January 1, 2021, or as soon as administratively practicable thereafter.”
5.Section 3.09A of the Plan, “Eligibility for Retirement Savings Account Contribution” is hereby amended by adding a last new paragraph to read as follows:
“(vii) was a Participant in the Difco Plan who was eligible to receive accruals under the Difco Plan on December 31, 2020 and affirmatively elected to cease accruals under the Difco Plan as of such date.”
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6.Section 3.09B of the Plan, “Amount and Allocation of Retirement Savings Account Contribution” is hereby amended by adding a new sentence after the first sentence to read as follows:
“With respect to an eligible Participant described in Subsection A.(vii), the Employer will make a single one-time Retirement Savings Account Contribution in 2021 to the Account of each such Participant equal to the product of 6% of each such Participant’s hourly rate of pay as of August 1, 2020, multiplied by 2080 hours.”
7.Section 4.01 of the Plan, “Vesting,” is hereby amended by adding the following new paragraph to the end thereof to read as follows:
“Amounts transferred to the Plan as part of the merger of the Brammer Bio Plan with and into the Plan shall continue to vest according to the vesting schedule contained in the Brammer Bio Plan. Any amounts contributed to the Plan by any Eligible Employee previously employed by Brammer Bio shall be subject to the Plan’s regular vesting schedule effective as of January 1, 2021.”
8.Section 5.06 of the Plan, “Required Minimum Distributions,” is hereby amended by adding a new subsection I to read as follows:
“I.     Special Rules for 2020. Notwithstanding other provisions of the Plan to the contrary, distributions in satisfaction of Code Section 401(a)(9) requirements shall not apply to any Participant or Beneficiary receiving such distribution in calendar year 2020. Solely for purposes of applying the direct rollover provisions of the Plan, any distribution received in the calendar year 2020 to comply with Code Section 401(a)(9) will be treated as an Eligible Rollover Distribution.”
9.Section 6.01 of the Plan, “General Rules” with respect to in-service withdrawals is amended by replacing the number “$1,000” with $500”.

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10.A new Section 6.12, “Special COVID-19 Pandemic Rules Regarding Loans and Withdrawals,” is hereby added to the Plan, effective for the period from January 1, 2020 through December 31, 2020, except as provided below:
“A.    Special COVID-19 Pandemic Rules Regarding Loans and Withdrawals. The Coronavirus Aid, Relief, and Economic Security (CARES) Act includes special rules regarding plan loans and in-service withdrawals during the 2020 Plan Year only. This Section 6.12 is generally effective for the period from January 1, 2020 through December 31, 2020 and is intended to comply with CARES Act Section 2202 and the guidance issued thereunder by the IRS and shall be interpreted and administered consistent with this intent.

(i)Definitions.

1.“Qualified Individual”.
a.Pursuant to section 2202(a)(4)(A)(ii) of the CARES Act, a qualified individual for purposes of this Section is a Participant who certifies to the Plan Administrator that he meets one of the following requirements, provided the Plan Administrator does not have actual knowledge to the contrary:

i.he is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (referred to collectively as COVID-19) by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act);

ii.whose Spouse or dependent (as defined in section 152 of the Code) is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); or

iii.who experiences adverse financial consequences as a result of:
1.the individual being quarantined, being furloughed or laid off, or having work hours reduced due to COVID-19;
2.the individual being unable to work due to lack of childcare due to COVID-19; or
3.closing or reducing hours of a business owned or operated by the individual due to COVID-19.

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b.In addition, a “Qualified Individual” is an individual who experiences adverse financial consequences as a result of:

i.the individual having a reduction in pay (or self-employment income) due to COVID-19 or having a job offer rescinded or start date for a job delayed due to COVID-19;

ii.the individual’s Spouse or a member of the individual’s household (as defined below) being quarantined, being furloughed or laid off, or having work hours reduced due to COVID-19, being unable to work due to lack of childcare due to COVID-19, having a reduction in pay (or self-employment income) due to COVID-19, or having a job offer rescinded or start date for a job delayed due to COVID-19; or

iii.closing or reducing hours of a business owned or operated by the individual’s Spouse or a member of the individual’s household due to COVID-19.

iv.For purposes of applying these additional factors, a member of the Participant’s household is someone who shares the Participant’s principal residence.

2.“Coronavirus-related Distribution”. Section 2202(a)(4)(A) of the CARES Act defines a Coronavirus-related Distribution as any distribution from an eligible retirement plan made on or after January 1, 2020, and before December 31, 2020, to a Qualified Individual. Section 2202(a)(2) of the CARES Act limits the amount of aggregate distributions from all eligible retirement plans that can be treated as Coronavirus-related Distributions to no more than $100,000. Notwithstanding the foregoing, the following amounts are not eligible to be treated as Coronavirus-related Distributions: corrective distributions of Elective Deferral Contributions that are returned to the Participant (together with the income allocable thereto) in order to comply with the limitations of Code Section 415, Elective Deferral Contributions in excess of the limitation under Code Section 402(g) that are returned to the Participant (together with the income allocable thereto), Excess Elective Deferral Contributions under Code Section 401(k), and Excess Aggregate Contributions under Code Section 401(m); and loans that are treated as deemed distributions pursuant to Code Section 72(p).

(ii)Effective as of January 1, 2020 through December 30, 2020, a Participant who is a Qualified Individual may request a withdrawal from the vested portions of his accounts in an amount not in excess of $100,000 as a Coronavirus-related Distribution. This dollar limit applies in the aggregate to all Coronavirus-related Distributions requested from the Plan and any other tax qualified plans maintained by the Employer, if any. A Coronavirus-related Distribution is not required to meet a need related to COVID-19. However, a distribution that was made for other reasons during the 2020 Plan Year may be recharacterized as a Coronavirus-related Distribution if the Participant is a
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Qualified Individual and provides the required certification of such status within time limits established by the Plan Administrator.
If a Coronavirus-related Distribution is eligible for tax-free rollover treatment under applicable provisions of the Code, a Qualified Individual is permitted, at any time in the 3-year period beginning the day after the date of a Coronavirus-related Distribution, to recontribute any portion of the distribution, but not an amount in excess of the amount of the distribution, to an eligible retirement plan, including the Plan, as a Rollover Contribution. Any Coronavirus-related Distribution paid to a Qualified Individual as a Beneficiary of a Participant (other than the surviving Spouse of the Participant) cannot be recontributed.
(iii)Special Rules for Plan Loans. The CARES Act also provides certain Plan loan relief for a Qualified Individual, defined as set forth above. These temporary changes to the Plan loan requirements include:

1.A temporary increase in the plan loan limit (generally, up to the lesser of the present value of the Participant’s vested account balance under the Plan or $100,000) for loans made during the 180-day period following enactment of the CARES Act (on or after March 27, 2020 and before September 23, 2020).

2.Delaying for an additional year any Plan loan repayment that comes due during the period beginning on enactment of the CARES Act (March 27, 2020) and ending on December 31, 2020. Any subsequent repayments will be adjusted to reflect the delay in due date and any interest accrued during the delay. Accordingly, any Plan loan payments coming due before the end of the calendar year may now be suspended for a one-year period for Qualified Individuals. In addition, any subsequent repayments of the loan shall be adjusted appropriately to reflect the delay and any interest accruing during the delay, and the period of delay shall be disregarded in determining the 5-year period and the term of the loan under Code Sections 72(p)(2)(B) and (C).

The Plan Administrator shall administer the foregoing provisions in accordance with IRS Notice 2020-50 and any additional guidance issued under the CARES Act. This Section only applies to the extent the Plan has provided some or all of the relief listed above in compliance with applicable law and as communicated to Participants.”

11.Section I.01 of Schedule I of the Plan, “Participating Union Employees,” is hereby amended to and a new subsection 6 to read as follows:

“6.    The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, Local 246, UAW AFL-CIO (Difco Union).
•Members shall participate under the regular provisions of the Plan.
•The Members described under Section 3.09A(vii) shall be eligible for the Retirement Savings Account Contribution described under Section 3.09B.”
12.All other provisions of the Plan shall remain in full force and effect.

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The Thermo Fisher Scientific Inc. Management Pension Committee approved and authorized this Third Amendment to the Thermo Fisher Scientific Inc. 401(k) Retirement Plan via a Resolution on December 10, 2020.

THERMO FISHER SCIENTIFIC INC.
By: /s/ Michael A. Boxer
Its: Senior Vice President and General Counsel
Date: December 22, 2020

7

FOURTH AMENDMENT TO THE
THERMO FISHER SCIENTIFIC INC. 401(K) RETIREMENT PLAN

Background Information
A.Thermo Fisher Scientific Inc. (the “Company”) previously adopted and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “401(k) Plan”) for the benefit of its eligible employees and their beneficiaries. The Management Pension Committee (the “Committee”) assists the Company in the 401(k) Plan’s administration.
B.The Company desires to amend the 401(k) Plan to reflect additional changes in the law applicable to the 401(k) Plan under the Setting Every Community Up for Retirement Enhancement Act (the “SECURE Act”), effective as of the dates stated herein.

C.The Company also desires to amend the 401(k) Plan (i) to revise all provisions relating to After-Tax Contributions to reflect that participants will again be allowed to make After-Tax Contributions beginning on April 1, 2022, and that such contributions are available for in-service withdrawals, effective April 1, 2022; and (ii) to allow participants to make In-Plan Roth Rollovers within the 401(k) Plan, effective April 1, 2022.

D.The Company additionally desires to amend the 401(k) Plan to clarify certain requirements applicable to the 401(k) Plan under federal and state securities laws, effective January 1, 2023.

E.The Company further desires to amend the 401(k) Plan to authorize and accept the merger of the PeproTech, Inc. 401(k) Plan (“PT Plan”) with and into the 401(k) Plan, including the transfer of assets and liabilities of the PT Plan, as well as any necessary amendments to be made to the 401(k) Plan’s document, effective April 1, 2023 (or such other date as determined by the 401(k) Plan administrator) (the “Merger Date”).

F.Section 12.02 of the 401(k) Plan permits the Company to amend the 401(k) Plan.
Amendment of the 401(k) Plan
The 401(k) Plan is hereby amended as set forth below, effective as of the dates set forth below:
Provisions Related to the SECURE Act
Effective as of the dates stated herein, the 401(k) Plan is amended as follows:
1.Effective January 1, 2020, existing Section 1.36 of the 401(k) Plan (renumbered to be Section 1.41), “Required Beginning Date,” is hereby amended to read as follows:
“Section 1.41 Required Beginning Date. For purposes of Article V, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year immediately following the later of the calendar year in which the Participant (i) attains age 72 (or age 70 ½, for Participants born prior to July 1, 1949), or (ii) the calendar year in which the Participant retires. For any Participant who is at least a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year immediately following the calendar year in which the Participant attains age 72 (or age 70 ½, for Participants born prior to July 1, 1949), regardless of whether the Participant has retired.

Other provisions in the Plan that reference the Required Beginning Date or age 70½ shall refer to the foregoing definition or to age 72 (or age 70 ½, for Participants born prior to July 1, 1949), as applicable, effective as of January 1, 2020.”

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2.Effective January 1, 2021, Section 2.01A of the 401(k) Plan, “In General,” is hereby amended to add the following paragraph to the end thereof:
“Effective for Plan Years beginning after December 31, 2020, the Plan shall comply with Code Section 401(k)(2)(D), as amended by the Setting Every Community Up for Retirement Enhancement Act of 2019 (“SECURE Act,”) and Code Section 401(k)(15) added by the SECURE Act (regarding “long-term part-time workers”) and the applicable Treasury Regulations thereunder, if any, to the extent the Plan does not already satisfy the requirements of such Code Sections.”

3.Effective January 1, 2020, a new Section 5.06G, “Death After December 31, 2019,” is hereby added to the 401(k) Plan, to read as follows:
“G. Death After December 31, 2019.
(i) Whether before or after distribution has begun, a Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the tenth anniversary of the Participant's death unless the Designated Beneficiary qualifies as an "Eligible Designated Beneficiary." An "Eligible Designated Beneficiary" may receive distributions over the life of such Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(ii) An "Eligible Designated Beneficiary" is defined as any Designated Beneficiary who is: (i) the surviving spouse of the Participant; (ii) a minor child of the Participant; (iii) disabled; (iv) a chronically ill individual; or (v) an individual who is not more than 10 years younger than the Participant. The determination of whether a Designated Beneficiary is an "Eligible Designated Beneficiary" shall be made as of the date of death of the Participant. If an Eligible Designated Beneficiary dies before the portion of the Participant's interest is entirely distributed, the remainder of such portion shall be distributed within 10 years after the death of such Eligible Designated Beneficiary.”
4.Effective January 1, 2020, the remaining subsections of Section 5.06, “Required Minimum Distributions,” shall be reorganized to reflect the addition of new Section 5.06G above.
Provisions Related to After-Tax Contributions
Effective April 1, 2022, the 401(k) Plan is amended as follows:
5.Section 3.02B of the 401(k) Plan, “After-Tax Contributions,” is hereby amended to read as follows:
“B. After-Tax Contributions. Participants were not eligible to make After-Tax Contributions between January 1, 2008 and March 31, 2022 (except as provided in Schedule I). Effective April 1, 2022, the Plan will accept After-Tax Contributions made on behalf of Participants. A Participant’s After-Tax Contributions, if any, shall be allocated to a separate Account maintained for such contributions.”
6.Section 6.02 of the 401(k) Plan, “After-Tax Contribution Withdrawals,” is hereby amended to read as follows:
“Section 6.02 After-Tax Contribution Withdrawals. Effective April 1, 2022, a Participant shall be entitled to withdraw any portion of the amounts credited to his After-Tax Contribution Account, if any, in accordance with the procedures established by the Plan Administrator.
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Payment of a withdrawal requested under this Section 6.02 shall be made within an administratively reasonable period of time after the withdrawal request is received by the Plan Administrator. Withdrawals shall be made on a pro-rata basis if a Participant elects to make a withdrawal from more than one sub-account in his Account. If the Participant does not make an Investment Fund election under this Section 6.02, the withdrawal shall be made on a pro-rata basis from all of the applicable Investment Funds.”
7.Section 6.03 of the 401(k) Plan, “In-Service Withdrawals,” is hereby amended to add an introductory sentence to read as follows:

“Section 6.03 In-Service Withdrawals. Effective April 1, 2022, any provisions relating to After-Tax Contributions as set forth in this Section 6.03 shall no longer apply, and instead the provisions of Section 6.02 shall apply to After-Tax Contributions.”

Provisions Related to In-Plan Roth Rollovers
Effective April 1, 2022, the 401(k) Plan is amended as follows:
8.New Sections 1.22–1.26 are hereby inserted between existing Section 1.21, “Highly Compensated Employee,” and existing Section 1.22, “Income,” as follows:

“Section 1.22 In-Plan Roth Rollover. A direct rollover from a Participant’s Account to an In-Plan Roth Rollover Contribution Account or In-Plan Roth Transfer Account established for the Participant.”

“Section 1.23 In-Plan Roth Rollover Contribution. A contribution made to the Plan in accordance with Code Section 402A(c)(4) by the Participant to the Participant’s In-Plan Roth Rollover Contribution Account consisting of a distribution from the Participant’s Account, pursuant to Section 3.02E.”

“Section 1.24 In-Plan Roth Transfer. A contribution made to the Plan in accordance with Code Section 402A(c)(4)(E) by the Participant to the Participant’s In-Plan Roth Transfer Account consisting of a transfer from the Participant’s Account, pursuant to Section 3.02E.”

“Section 1.25 In-Plan Roth Rollover Contribution Account. A subaccount of a Participant’s Roth Contribution Account that consists of his or her In-Plan Roth Rollover Contributions, together with any income, gains, losses, and adjustments credited thereto.”

“Section 1.26 In-Plan Roth Transfer Account. A subaccount of a Participant’s Roth Contribution Account that consists of his or her In-Plan Roth Transfers, together with any income, gains, losses and adjustments credited thereto.”

9.The remaining sections of Article I, “Definitions,” shall be renumbered to reflect the addition of new Sections 1.22–1.26 above.
10.Existing Section 1.40 of the 401(k) Plan (renumbered to be Section 1.45), “Roth Contribution Account,” is hereby amended by revising the section to read as follows:

“Section 1.45 Roth Contribution Account. The portion of a Participant’s Account credited with Roth Contributions under Section 3.02D of the Plan and In-Plan Roth Rollover Contributions and In-Plan Roth Transfers under Section 3.02E of the Plan, and adjustments relating thereto.”

11.The third sentence of Section 3.01 of the 401(k) Plan, “Individual Accounts,” is hereby amended to read as follows:

“If a Participant has made a Rollover Contribution, a Transfer Contribution, a Roth Rollover Contribution, an In-Plan Roth Rollover Contribution, or an In-Plan Roth Transfer, as
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defined below, or if the Employer elects to make Qualified Non-elective Contributions or Qualified Matching Contributions, as defined below, separate subaccounts shall be established for such contributions.”

12.A new Section 3.02E, “In-Plan Roth Rollover Contributions and In-Plan Roth Transfers,” is hereby added to the 401(k) Plan to read as follows:

“E. In-Plan Roth Rollover Contributions and In-Plan Roth Transfers.

(i) Effective Date. Effective April 1, 2022, any Participant who has a vested interest in all or a portion of his Account under the Plan, other than the portion of the Participant’s Account invested in Company common stock or the Participant’s Roth Contribution Account or Roth Catch-Up Contribution Account, may elect to (1) rollover a distribution to an In-Plan Roth Rollover Contribution Account in accordance with the provisions of this Section 3.02E; and/or (2) rollover a contribution (and earnings thereon) to an In-Plan Roth Transfer Account without regard to whether the Participant satisfies the Plan’s requirements for distribution in Section 5.14. In-Plan Roth Rollover Contributions and In-Plan Roth Transfers shall be subject to the same Plan rules as Roth Contribution Accounts. The Plan will maintain such records as are necessary for the proper reporting and taxation of any amounts deemed transferred in connection with an In-Plan Roth Rollover. Any amounts rolled over in an In-Plan Roth Rollover and any earnings thereon shall remain subject to the distribution restrictions applicable under the Plan to those amounts prior to the In-Plan Roth Rollover and separate records shall be maintained by the Plan Administrator to enforce this restriction on In-Plan Roth Rollover Contributions and In-Plan Roth Transfers as distinct from other Roth Contribution Account balances, if any. The Plan Administrator will administer the In-Plan Roth Rollover Contribution Accounts and In-Plan Roth Transfer Accounts in accordance with the Code, IRS Guidance, and Plan provisions.

(ii) Participant Elections. A Participant may elect to roll over a distribution to an In-Plan Roth Rollover Contribution Account in accordance with this Section 3.02E if: (1) the Participant is eligible for a distribution in accordance with Section 5.14 of the Plan; and (2) the distribution is an eligible rollover distribution as defined in Section 6.08B(i) of the Plan. A Participant may also elect to transfer amounts from his Account to an In-Plan Roth Transfer Account for the benefit of the Participant, but all such transfers shall comply with Section 402A(c)(4)(E) of the Code; amounts not eligible for distribution are available for transfer to an In-Plan Roth Transfer Account.

(iii) Former Participant, Beneficiary, and Alternate Payee Elections. For purposes of this Section, the term “Participant” shall also include, if applicable, a Former Participant, a Beneficiary who is the Participant’s surviving Spouse, or an alternate payee under a qualified domestic relations order who is the Participant’s Spouse or former Spouse.

(iv) Form. In-Plan Roth Rollover Contributions and an In-Plan Roth Transfers must be made by the Participant in the form of a direct In-Plan Roth Rollover.

(v) Loans. In-Plan Roth Rollover Contributions and In-Plan Roth Transfers may not include a Plan loan.

(vi) Election Is Irrevocable. A Participant’s In-Plan Roth Rollover election hereunder shall become irrevocable upon the occurrence of the In-Plan Roth Rollover Contribution or In-Plan Roth Transfer made pursuant to such election.

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(vii) Spousal Consent. Regardless of any spousal consent requirements set forth in the Plan, spousal consent is not required in connection with any In-Plan Roth Rollover.

(viii) Restrictions on Immediate Distributions. Any In-Plan Roth Rollover will be taken into account in determining any cash-out threshold or other restrictions on immediate distribution. A notice of the Participant’s right to defer receipt of the distribution is not triggered by an In-Plan Roth Rollover.

(ix) Code §411(d)(6) Cutback. In no event will this Section eliminate any distribution right under the Plan that is protected under Code §411(d)(6).

(x) Plan Administrator Procedures. All In-Plan Roth Rollovers shall be made in accordance with Code Section 402A(c)(4) and any published guidance thereunder. The Plan Administrator may establish uniform and non-discriminatory procedures that include, but are not limited to, prescribing limitations on the frequency and minimum dollar amount of In-Plan Roth Rollovers.

(xi) Effect on Other Plan Provisions. The limits and special rules provided by Code Section 402A(c)(4) and published guidance thereunder are hereby incorporated into this Subsection E and shall apply to the administration of In-Plan Roth Rollover Contributions and In-Plan Roth Transfers. Without limiting the generality of the foregoing, the special rules provided herein shall apply:

1. Qualified Distributions from In-Plan Roth Rollover Contribution Account or In-Plan Roth Transfer Account. If an In-Plan Roth Rollover Contribution or In-Plan Roth Transfer is the first contribution made to a Participant’s Roth Contribution Account, the five (5) taxable year period of participation that is described under Code Section 402A(d)(2) for a qualified distribution begins on the first day of the first taxable year in which the Participant makes an In-Plan Roth Rollover Contribution or In-Plan Roth Transfer.

2. Top-Heavy Provisions. In determining top-heavy status under Code Section 416 and in measuring the aggregate of the Accounts under Article X of the Plan, In-Plan Roth Rollover Contributions and In-Plan Roth Transfers are “related rollovers” within the meaning of Treasury Regulation § 1.416–1, Q&A T–32. Accordingly, because the Plan is both the accepting plan and the distributing plan, the Plan must count In-Plan Roth Rollover Contributions and In-Plan Roth Transfers as related rollovers in determining the present value of the aggregate of the Accounts under the Plan for purposes of determining top-heavy status under Code Section 416.

3. Status of Excess Deferrals and Contributions. If a Participant makes an In-Plan Roth Rollover Contribution or In-Plan Roth Transfer and all or a portion of the In-Plan Roth Rollover Contribution or In-Plan Roth Transfer is later determined to be comprised of an excess deferral described in Section 3.02A of the Plan (according to Code Section 402(g)(2)(A)), and the excess amount (plus applicable earnings) is to be distributed from the Plan, the excess amount (plus applicable earnings) must be distributed from the In-Plan Roth Rollover Contribution Account or In-Plan Roth Transfer Account, even if the amount was from an otherwise distributable portion of the Account at the time of the In-Plan Roth Rollover Contribution or In-Plan Roth Transfer.

13.Section 6.05 of the Plan, “Special Withdrawal Rules Applicable to Rollover Contributions,” is hereby amended to add the following additional sentence:

“Notwithstanding the foregoing, any amounts credited to an In-Plan Roth Rollover Contribution Account or In-Plan Roth Transfer Account will be distributable from the Plan
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only at the same time or times that the amounts would have been distributable from the Plan subaccount in which they were originally held prior to the In-Plan Roth Rollover.”

Provision Related to Securities Laws

Effective January 1, 2023, the 401(k) Plan is amended as follows:

14.Section 8.04 of the 401(k) Plan, “Participant Direction of Investment,” is hereby amended to add the following paragraph to the end thereof:
“In no event shall Participants be permitted to direct that any portion of their Accounts and/or any additional contributions be invested in the Company common stock fund until the Employer, the Plan, the Trustee and all other relevant parties have fully complied with certain requirements, including, but not limited to, federal and state securities laws, as the Committee has determined to be applicable.  With respect to any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer, the Committee may restrict the ability of any such individual to (i) direct the investment of his Account, (ii) allocate the investment mix of additional contributions to the Participant’s Account, or (iii) make any other withdrawals, loans, exchanges of such Participant’s Account, as determined by the Committee (or its delegate) in its sole discretion to ensure compliance with applicable securities laws.”
Provisions Related to the PeproTech
Effective as of January 1, 2023 or the Merger Date, as applicable, the 401(k) Plan is amended as follows:
15.Effective January 1, 2023, Section 1.42J of the 401(k) Plan (renumbered to be Section 1.47J), “Service,” is hereby amended to add the following paragraph to the end thereof:
“Further, an Employee who was employed by PeproTech, Inc. (“PeproTech”) immediately prior to becoming an Employee of the Employer shall have all service with PeproTech, or as otherwise provided in the PeproTech, Inc. 401(k) Plan (the “PeproTech Plan”), counted as Service under the Plan for purposes of determining eligibility to participate and vesting.”
16.Effective January 1, 2023, Section 2.01A of the 401(k) Plan, “In General,” is hereby amended to add the following additional sentence to the end of the first paragraph:
“An Employee who was previously employed by PeproTech shall become an Eligible Employee under the Plan effective as of January 1, 2023, or as soon as administratively practicable thereafter.”

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17.Effective as of the Merger Date, the PeproTech, Inc. 401(k) Plan will be merged with and into the 401(k) Plan.
18.All other provisions of the 401(k) Plan shall remain unchanged.

The Thermo Fisher Scientific Inc. Management Pension Committee approved and authorized this Fourth Amendment to the Thermo Fisher Scientific Inc. 401(k) Retirement Plan via a Resolution on November 10, 2022.

THERMO FISHER SCIENTIFIC INC.
By:    /s/ Michael A. Boxer
Its:    SVP, General Counsel
Date:    December 20, 2022
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FIFTH AMENDMENT TO THE
THERMO FISHER SCIENTIFIC INC. 401(K) RETIREMENT PLAN

Background Information
A.Thermo Fisher Scientific Inc. (the “Company”) previously adopted and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “401(k) Plan”) for the benefit of its eligible employees and their beneficiaries. The Management Pension Committee (the “Committee”) assists the Company in the 401(k) Plan’s administration.
B.The Company desires to amend the 401(k) Plan to reflect the addition of a one-year period of service requirement to be eligible for employer matching contributions, effective for employees hired on or after March 1, 2023.
C.Section 12.02 of the 401(k) Plan permits the Company to amend the 401(k) Plan.
Amendment of the 401(k) Plan
The 401(k) Plan is hereby amended as set forth below, effective March 1, 2023:
1.Section 2.01C of the Plan is amended in its entirety as follows:
“Matching Contributions. Effective March 1, 2023, with respect to any Eligible Employee hired on or after such date, such Participant shall be eligible to receive Matching Contributions as soon as administratively practicable after completing one Year of Service with the Employer. For purposes of calculating one Year of Service for eligibility to receive Matching Contributions, an Employee shall be credited with any prior Service with the Employer or Related Employer. Notwithstanding the foregoing, Schedule I shall continue to govern the eligibility provisions for Matching Contributions for any Participant governed by such Schedule.
Prior to March 1, 2023, with respect to any Eligible Employee hired prior to such date and except as indicated on an applicable Schedule, a Participant shall be eligible to receive Matching Contributions as soon as administratively practicable on or after his enrollment in the Before-Tax Contributions Account portion of the Plan.”
2.Section 3.05 of the Plan is amended with the addition of the following to the end of the first paragraph:
“Effective March 1, 2023, the calculation of any “true-up” Matching Contribution shall be determined considering the period after the Participant satisfies the eligibility requirements to receive Matching Contributions set forth in Section 2.01C (i.e., after the Participant completes one Year of Service). If the Participant reaches the Compensation Limitation and/or maximum deferral limitation prescribed by the IRS prior to satisfying the eligibility requirements to receive Matching Contributions, any “true-up” Matching Contribution will be determined considering only the period after the Participant satisfies the aforementioned eligibility requirements.”
3.All other provisions of the 401(k) Plan shall remain unchanged.
The Thermo Fisher Scientific Inc. Management Pension Committee approved and authorized this Fifth Amendment to the Thermo Fisher Scientific Inc. 401(k) Retirement Plan via a Resolution on February 22, 2023.
THERMO FISHER SCIENTIFIC INC.
By:    /s/ Michael A. Boxer
Its:    Senior Vice President & General Counsel
Date:    February 23, 2023

SIXTH AMENDMENT TO THE
THERMO FISHER SCIENTIFIC INC. 401(K) RETIREMENT PLAN

Background Information
A.Thermo Fisher Scientific Inc. (the “Company”) previously adopted and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “401(k) Plan”) for the benefit of its eligible employees and their beneficiaries. The Management Pension Committee (the “Committee”) assists the Company in the 401(k) Plan’s administration.
B.In accordance with resolutions approved by the Committee on November 10, 2022 authorizing necessary amendments, the Company desires to amend the 401(k) Plan to preserve withdrawals at early retirement age (age 55) with respect to certain assets transferred from the PeproTech, Inc. 401(k) Plan (“PT Plan”) to the 401(k) Plan, effective April 1, 2023 (or such other date as determined by the 401(k) Plan administrator) (the “Merger Date”).

C.Section 12.02 of the 401(k) Plan permits the Company to amend the 401(k) Plan, with the Company’s VP, Global Benefits having the authority to approve amendments necessary to preserve the qualified status of the 401(k) Plan and amendments required by law.
Amendment of the 401(k) Plan
Effective as of the Merger Date, the 401(k) Plan is amended as follows:
1.A new Section 6.08 is hereby added to read as set forth below with the remaining sections renumbered accordingly.
“Protected In-Service Withdrawals. With respect to the portion of a Participant’s Account transferred from the PeproTech, Inc. 401(k) Plan (the “PT Plan”) that is classified as “Non-elective Contributions” or as “ACP Test Safe Harbor Matching Contributions” as defined in the PT Plan (collectively, the “Protected PT Subaccount”), such Participant may elect to make a withdrawal from the Nonforfeitable portion of the Protected PT Subaccount upon a Participant’s attainment of age 55 (“Early Retirement Age” as defined in the PT Plan), subject to the restrictions set forth in Section 5.14 of the Plan, if applicable. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Company or in such other manner as permitted by the Company. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Company may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.”
2.All other provisions of the 401(k) Plan shall remain unchanged.

THERMO FISHER SCIENTIFIC INC.
By:    /s/ Tom Oksanen
Its:    Vice President, Benefits
Date:    March 24, 2023
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